Filed pursuant to Rule 424(b)(3)

Registration No. 333-259876

DATED OCTOBER 22, 2021

SINGLEPOINT INC.

Up to 14,500,000 Shares of Common Stock

This prospectus relates to the resale of up to 14,500,000 shares of our common stock, par value $0.0001 per share, by GHS Investments LLC (“Selling Stockholder” or “GHS”). The shares of common stock being offered by the Selling Stockholder may be issued pursuant to the equity financing agreement dated September 16, 2021 (the “Financing Agreement”), that we entered into with the Selling Stockholder. See below for a description and additional information on the Financing Agreement and “Selling Stockholder”. The prices at which GHS may sell the shares of common stock will be determined by the prevailing market price for the shares of common stock or in negotiated transactions.

The Financing Agreement with Selling Stockholder provides that Selling Stockholder is committed to purchase up to $10 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Financing Agreement.

The Shares included in this prospectus represent a portion of the shares issuable to Selling Stockholder under the Financing Agreement.

Selling Stockholder is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Financing Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

Our common stock is currently available for quotation on the OTCQB Market under the symbol “SING”. On September 23, 2021, the last reported sale price of our common stock on the OTCQB Market was $.20 per share.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Stockholder. However, we will receive proceeds in the event we put shares to GHS under the Financing Agreement.

We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS IN THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The Date of This Prospectus Is: October 22, 2021

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SINGLEPOINT INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our Company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Sing,” “Singlepoint,” the “Company,” “we,” “us,” and “our” refer to Singlepoint Inc., a Nevada corporation, and the Company’s subsidiaries.

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Cautionary Note Regarding

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Prospectus , particularly in the "Risk Factors" section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Prospectus and the documents that we have filed as exhibits to this Prospectus with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Prospectus are made as of the date of this Prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

Prospectus Summary

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares. All dollar amounts refer to United States dollars unless otherwise indicated. This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2020 and 2019 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

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Business Overview

Singlepoint Inc. (“We”, “Singlepoint” or “the Company”) are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries specialized in solar energy and air purification. We built our portfolio through synergistic acquisitions, products, and partnerships. The Company’s initial focus is on solar energy. Through technology solutions we believe we will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. As of June 30, 2021 we currently have five subsidiaries, EnergyWyze LLC, (“EnergyWyze”) 100% interest, Box Pure Air, LLC (“Box Pure Air”), 51% interest, Singlepoint Direct Solar, LLC (“Direct Solar America”) 51% interest, Discount Indoor Garden Supply, Inc. (“DIGS”), 90% interest, and ShieldSaver, LLC (“ShieldSaver”), 51% interest. Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. In April 2021, we formalized and completed the spin-off of 1606 Corp. We intend to spin-off additional assets or non-core subsidiaries in the future. We have identified our core assets as Direct Solar America, EnergyWyze and Box Pure Air.

Direct Solar America is a solar brokerage company headquartered in Phoenix, Arizona that currently works with homeowners to define the best solar installation provider and financer for their needs in multiple cities around the United States. Through our subsidiaries and other solar energy industry focused partners, Direct Solar America works with homeowners and small commercial business to provide solar, battery backup and EV Chargers at their location(s).

EnergyWyze is a premiere digital and direct marketing firm focused on customer lead generation in the solar energy industry. EnergyWyze provides software and services to solar and renewable energy companies. Through their partners and clients, EnergyWyze provides solar, battery back-up and EV Charging solutions to homeowners and businesses throughout the nation. EnergyWyze currently operates a consumer-centric site at www.energywyze.com and its solar business site at www.solarcxm.com.

Box Pure Air is a distributor of industrial grade high-efficiency air purification products designed and manufactured for schools, commercial buildings and residential locations. Box Pure Air strives to help businesses and consumers create a safe and healthy clean air environment that is free of airborne pathogens. Our products are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air primarily sells and distributes AirBox Air Purifier product line (“Airbox”), an industrial and commercial grade suite of products developed by clean-room technologists that is 100% hand-built by American craftsmen. It combines high-proficiency air filtration with clean-lined, modern design and style. The Airbox purifier delivers commercial grade clean air technology to keep employees, customers and clients safe and healthy in high-traffic locations by improving and enhancing indoor air quality.

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ShieldSaver is a technology focused automotive company working to efficiently track records of vehicle repairs. Utilizing License Plate Recognition (LPR) technology, ShieldSaver has the ability to collect large quantities of important automotive and consumer data. We believe there may be many companies that need access to this data; for instance, insurance companies or automotive resellers might have an interest in knowing and aggregating repair data associated with specific automobiles. As we expand our infrastructure, we will be storing our data in a blockchain based, distributed ledger with appropriate access controls to ensure that parties who need access to our data can retrieve it in the most secure and efficient manner.

DIGS is focused on providing products and services within the agricultural industry designed to improve yields, efficiencies and profitability. Historically its primary business has been supplier of cultivation equipment and fulfills orders nationwide with most of its business being California based. The company's retail products include hydroponics, lighting, nutrients, fertilizers, pest control, grow media, and atmosphere control products. The company also offers consulting services designed to help with everything from security to maintenance.

The Offering

Shares of common stock offered by Selling Stockholder:	14,500,000 shares of common stock

Common stock to be outstanding after the offering:	Up to 63,054,183 shares of common stock.

Use of proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Stockholder. However, we will receive proceeds from sale of our common stock under the Financing Agreement. See “Use of Proceeds.”

Risk factors:

You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on Page 8 and all other information set forth in this prospectus before investing in our common stock.

OTCQB Symbol:	SING

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Risk Factors

Risks Related to Our Business

Our businesses may be materially adversely affected by the recent coronavirus (COVID-19) outbreak or the related market decline and volatility.

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that is adversely affecting the economies and financial markets worldwide, including the businesses which we operate and own a percentage of. The recent market decline and volatility in connection with the COVID-19 pandemic could also materially and adversely affect any future potential acquisitions. Furthermore, with restrictions on travel, the limited ability to have meetings with personnel, vendors and services providers are expected to have an adverse effect on our businesses. While the Company expects the effects of the pandemic to negatively impact its results from operations, cash flows and financial position, the current level of uncertainty over the economic and operational impacts of COVID-19 means the related financial impact cannot be reasonably estimated at this time. The Company has experienced customer delays and extensions for projects, supply chain delays, furloughs of personnel, increased utilization of telework, increased safety protocols to address COVID-19 risks, decreased installations and other impacts from the COVID-19 pandemic. The Company is proactively working to adjust its operations to properly reflect the market environment during the immediate pandemic while maintaining sufficient resources for the expected rebound later this year. The extent to which COVID-19 impacts our businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected.

We may not be able to achieve our strategic initiatives and grow our business as anticipated.

Beginning in fiscal year 2014, we made a strategic decision to transition from a technology-based solutions provider to an acquisition and funding development partner. Our strategic initiatives have required us to devote financial and operational assets to these activities. Our success depends on our ability to appropriately manage our expenses as we invest in these initiatives. If we are not able to execute on this strategy successfully or if our investments in these activities do not yield significant returns, our business may not grow as we anticipated, which could adversely affect our operating results.

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Any disruption of service at our facilities or our third-party providers could interrupt or delay our customers’ access to solutions, which could harm our operating results.

Any damage to, or failure of, our systems generally could result in interruptions in our services. Interruptions in our services may reduce our revenue, cause customers to terminate their subscriptions and adversely affect our attrition rates and our ability to attract new customers, all of which would reduce our revenue. Our business would also be harmed if our customers and potential customers believe our services are unreliable.

The solar industry faces imports from many different regions of the world and relies on incentives

Although there is the ability to import from all over the world, solar is mainly imported from China and similar areas. With ongoing political climate and ever-changing tariffs these issues could lead to increased prices or slower production. In addition, the government could decide to decrease federal rebates which would price consumers out of the solar market unless tariffs on PV (photovoltaics) were removed to offset the cost of solar. Sales in the solar industry also has traditionally relied on in home consultations. Given the current COVID-19 pandemic people are social distancing following the guidelines outlined by health agencies which has led to a decrease in sales and a shift to a new virtual selling model that we are uncertain of its long-term effectiveness.

We rely on third parties for certain financial and operational services essential to our ability to manage our business. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third parties for certain essential financial and operational services. Traditionally, the vast majority of these services are provided by large enterprise software vendors who license their software to customers. Moreover, these vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. As a result, we depend upon these vendors providing us with services that are always available and are free of errors or defects that could cause disruptions in our business processes, which could adversely affect our ability to operate and manage our operations.

Many of our customers are small- and medium-sized businesses, which may result in increased costs as we attempt to reach, acquire and retain customers.

We market and sell our services to small- and medium-sized businesses. In order for us to improve our operating results and continue to grow our business, it is important that we continually attract new customers, sell additional services to existing customers and encourage existing customers to renew their subscriptions.

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However, selling to and retaining small- and medium- sized businesses can be more difficult than selling to and retaining large enterprises because small- and medium-sized business customers:

●	are more price sensitive;

●	are more difficult to reach with broad marketing campaigns;

●	have high churn rates in part because of the nature of their businesses;

●	often lack the staffing to benefit fully from our application suite’s rich feature set; and

●	often require higher sales, marketing and support expenditures by vendors that sell to them per revenue dollar generated for those vendors.

If we are unable to cost-effectively market and sell our service to our target customers, our ability to grow our revenue and become profitable will be harmed.

We may choose to raise additional capital. Such capital may not be available, or may be available on unfavorable terms, which would adversely affect our ability to operate our business.

We expect that our existing cash balances will be sufficient to meet our working capital and capital expenditure needs for the next twelve months. If we choose to raise additional funds, due to unforeseen circumstances or material expenditures, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to our existing stockholders.

Our market is subject to changing preferences; failure to keep up with these changes would result in our losing market share, thus seriously harming our business, financial condition and results of operations.

Our customers and end users expect frequent product introductions and have changing requirements for new products and features. In order to be competitive, we need to develop and market new products and product enhancements that respond to these changing requirements on a timely and cost-effective basis. Our failure to do so promptly and cost effectively would seriously harm our business, financial condition and results of operations.

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We are involved in claims or litigations that may result in adverse outcomes.

Due to the nature of our business from time to time we may be involved in a variety of claims or litigations. We are currently in litigation with the former Manager of our subsidiary Direct Solar America (along with other parties). The litigation is in its early stages and we are unable to determine the likelihood of success in this matter. In the event we lose this litigation our business and financial position could be materially adversely effected.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have a history of operating losses since our inception. We may incur operating losses in the future, and these losses could be substantial and impact our ability to attain profitability. We do not expect to significantly increase expenditures for product development, general and administrative expenses, and sales and marketing expenses; however, if we cannot increase revenue growth, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

We cannot predict every event and circumstance that may impact our business and, therefore, the risks discussed herein may not be the only ones you should consider.

As we continue to grow our business, we may encounter other risks of which we are not aware as of the date of this Registration Statement. These additional risks may cause serious damage to our business in the future, the impact of which we cannot estimate at this time.

We will need additional funding if we intend on growing our portfolio companies and making future acquisitions. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our planned development.

We expect our expenses to increase in connection with our ongoing activities. Furthermore, upon the effectiveness of this Registration Statement, we expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate some or all of our research and development programs or commercialization efforts.

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Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until the time, if ever, that we can generate substantial product revenues, we plan to finance our cash needs through some combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect the rights of our existing stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

There is substantial doubt about our ability to continue as a going concern

We have not generated any profit from combined operations since our inception. We expect that our operating expenses will increase over the next twelve months to continue our development activities. Based on our average monthly expenses and current burn rate, we estimate that our cash on hand as of December 31, 2020 will not sufficiently support our operation for the next twelve months. We do not expect to raise capital through debt financing from traditional lending sources since we are not currently generating a profit from operations. Therefore, we only expect to raise money through equity financing via the sale of our common stock or equity-linked securities such as convertible debt. If we cannot raise the money that we need in order to continue to operate our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail. If we are unsuccessful in raising additional financing, we may need to curtail, discontinue or cease operations.

Risks Related to Employee Matters and Managing Growth

Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on our Executive Officers, as well as the other principal members of our management team. Although we have entered into employment agreements with Mr. Ralston and Mr. Lambrecht providing for certain benefits, including severance in the event of a termination without cause, these agreements do not prevent them from terminating their employment with us at any time. We do not maintain "key person" insurance for any of our executives or other employees. The loss of the services of any of these persons could impede the achievement of our research, development and commercialization objectives. The unexpected loss of the services of one or more of our directors or executive officers and/or advisors including due to disease (such as COVID-19), disability or death, could have a detrimental effect on us.

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In addition, we rely on consultants and advisors to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Risks Associated with Our Capital Stock

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we became a reporting company by conducting an underwritten initial public offering, or IPO, of our common stock, and because we will not be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we were to become a public reporting company by means of an IPO because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development.

Our common stock may become subject to the SEC's penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a "penny stock" according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser's prior written agreement to the transaction;
•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

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The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including:

•	sales or potential sales of substantial amounts of our common stock;
•	the success of competitive products or technologies;
•	announcements about us or about our competitors, including new product introductions and commercial results;
•	the recruitment or departure of key personnel;
•	developments concerning our licensors or manufacturers;
•	litigation and other developments;
•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
•	variations in our financial results or those of companies that are perceived to be similar to us; and
•	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for Solar companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control and reduce the proceeds available to our common stockholders in the event of a change in control. Additionally, even after our preferred stock converts to common stock, certain of our stockholders will have rights that could limit our ability to undertake corporation transactions and inhibit changes of control.

We currently have outstanding two classes of stock, common stock and preferred stock, and there are four classes of preferred stock. The holders of our Class A Convertible Preferred Stock are entitled to super voting and super converting rights, and the holders of our other Classes of Preferred Stock have certain preferred rights in connection with future actions we may take (as discussed herein and contained in the Certificate of Designation for such Class of Preferred Stock). As a result of the rights our preferred stockholders have, we may not be able to undertake certain corporate transactions, including equity or debt offerings necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may otherwise be beneficial to our businesses.

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These provisions may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

We have never paid and do not intend to pay cash dividends.

We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our common stockholders' sole source of gain for the foreseeable future. Under the terms of our existing Articles of Incorporation, we cannot declare, pay or set aside any dividends on shares of any class or series of our capital stock, other than dividends on shares of common stock payable in shares of common stock, unless we pay dividends to the holders of our preferred stock. Additionally, without special stockholder and board approvals, we cannot currently pay or declare dividends and will be limited in our ability to do so until such time, if ever, that we are listed on a stock exchange.

Our executive officers and directors have the ability to control all matters submitted to stockholders for approval.

Our executive officers and directors hold collectively 54,684,235 shares of our Class A Convertible Preferred Stock (each share votes as the equivalent of 50 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, they would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act collectively, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

Provisions in our articles of incorporation and by-laws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our articles of incorporation and by-laws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors.

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We have increased costs as a result of operating as a public reporting company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly.

We may, in the future issue instruments which are convertible into shares of common stock, which will result in additional dilution to you.

We may need to issue instruments convertible into shares of common stock in the future. In the event that these convertible instruments are converted into shares of common stock, or that we make additional issuances of convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors or the then current market price.

Risks Related to This Offering

The sale of our common stock to GHS may cause dilution, and the sale of the shares of common stock acquired by GHS, or the perception that such sales may occur, could cause the price of our common stock to fall.

Pursuant to the Financing Agreement with GHS, GHS has committed to purchase up to $10,000,000 of our common stock. The shares of our common stock that may be issued under the Financing Agreement may be sold by us to GHS at our discretion from time to time over a 12-month period commencing after the satisfaction of certain conditions set forth in the Financing Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the shares that we may sell to GHS under the Financing Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to GHS. Additional sales of our common stock, if any, to GHS will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to GHS all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Financing Agreement. If and when we do sell shares to GHS, after GHS has acquired the shares, GHS may resell all, some or none of those shares at any time or from time to time in its discretion.

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Therefore, sales to GHS by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to GHS, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not have access to the full amount under the financing agreement.

The amount of $10,000,000 was selected based on our potential use of funds over the effective time period to enable us to complete the development of our programs. Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period. Based strictly on the current daily trading dollar volume up to September 2021, we believe it is unlikely that we will be able to receive the entire $10,000,000. We are not dependent on receiving the full amount to execute our business plan and can still progress with our business until we are able to raise funds for business development. There is no assurance that we will ever raise enough funds.

GHS Transaction

On September 16, 2021, the Company entered the Financing Agreement and Registration Rights Agreement with GHS. Pursuant to the Financing Agreement GHS agreed to purchase up to Ten Million Dollars ($10,000,000) in shares of the Company’s common stock, from time to time over the course of twelve (12) months after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock (the “Contract Period”).

The Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put will be 90% of the lowest daily volume weighted average price (VWAP) of the Company's Common Stock during the five consecutive trading days preceding the receipt by GHS of the applicable Put notice. Subject to the satisfaction of certain conditions set forth in the Equity Financing Agreement, on each Put the Company will deliver an amount of Shares equaling one hundred and twelve percent (112%) of the dollar amount of each Put. No Put will be made in an amount less than ten thousand dollars ($10,000) or greater than three million dollars ($3,000,000).

Use of Proceeds

We will not receive any proceeds from the sale of common stock offered by Selling Stockholder. However, we will receive proceeds from the sale of our common stock to Selling Stockholder pursuant to the Financing Agreement. The proceeds from our exercise of the Put right pursuant to the Financing Agreement will be used for general administrative expense, payment of debt, business development, as well as for legal, accounting and audit fees.

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Selling Stockholder

This prospectus relates to the possible resale by the Selling Stockholder, GHS, of shares of our common stock that may be issued to GHS pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with GHS on September 16, 2021, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by GHS of the shares of our common stock that may be issued to GHS under the Purchase Agreement.

GHS, as the Selling Stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may issue to GHS under the Purchase Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholder as of October 14, 2021 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholder may offer all or part of the shares for resale from time to time. However, the selling shareholder is under no obligation to sell all or any portion of such shares nor is the selling shareholder obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholder.

Name of Beneficial Holder	Shares of Common Stock Owned Prior to Offering		Percentage Owned before the Offering (1)	Shares of Common Stock to be Offered	Shares of Common Stock Owned After Offering assuming all Common Shares being registered are sold	Percent of Common Stock Owned After the Offering assuming all Common Shares being registered are sold
GHS Investments LLC	661,765	(2)	1.3%	14,500,000	15,161,765	22.9%

(1) Based on 50,981,883 shares of common stock outstanding.

(2) Does not include the Shares being registered hereunder.

Plan of Distribution

This prospectus relates to the resale of 14,500,000 Shares of our common stock, par value $0.0001 per share, by the Selling Stockholder consisting of Put Shares that we will put to Selling Stockholder pursuant to the Financing Agreement.

The Selling Stockholder and any of their respective pledgees, assignees, and successors-in-interest, may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.

According to the terms of the Financing Agreement, neither Selling Stockholder nor any affiliate of Selling Stockholder acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

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In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

GHS has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Stockholder, and any other required information.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder, except we have agreed to pay deposit and clearing fees up to $1,000 per Put. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. We are required to pay all fees and expenses incident to the registration of the shares of common stock.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus. GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

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We have agreed to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will not receive any proceeds from the resale of any of the shares of our common stock by Selling Stockholder. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement.

DESCRIPTION OF SECURITIES

Common Stock

As of September 1, 2021, we had 5,000,000,000 authorized shares of common stock, par value $0.0001 per share, and 48,554,183 shares outstanding.

Subject to the voting rights of the Company’s preferred stock, at any meeting of the shareholders, every shareholder of common stock is entitled to vote and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each shareholder shall have one vote for every share of stock entitled to vote, which is registered in his name on the record date for the meeting, except as otherwise required by law or the Articles of Incorporation.

All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

The Company’s Certificate of Incorporation does not provide for cumulative voting or preemptive rights.

Preferred Stock

As of September 1, 2021, the Company had authorized 100,000,000 shares of preferred stock, $0.0001 per value per share. Below is a description of the different authorized classes of preferred stock.

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Class A Convertible Preferred Stock

As of September 1, 2021, 60,000,000 shares are designated as Series A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 54,684,235 shares were issued and outstanding.

Below is a summary description of the material rights, designations and preferences of the Class A Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

Each share of Class A Stock is convertible at any time into 25 shares of common stock, No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of Common Stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class A Stock.

Class B Preferred Stock

As of September 1, 2021, 1,500 shares are designated as Class B Preferred Stock, $.0001 par value per share, of which 123 shares were issued and outstanding.

Below is a summary description of the material rights, designations and preferences of the Class B Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Class B Preferred Stock, in accordance with the following schedule:

i. If all of the Class B Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii. If all of the Class B Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

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iii. If all of the Class B Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv. The Company shall redeem the Class B Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of eight percent (8%) per annum on the Class B Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class B Preferred Stock calculated at the purchase price. The Stated Value of the Class B Preferred Stock is $1,200 per share.

Following any Event of Default, all outstanding shares of Class B Preferred Stock shall come immediately due for redemption and the redemption amount shall accrue interest at the lesser of (a) 18% per annum or (b) the maximum legal rate. Redemption following an Event of Default shall occur at an amount equaling: one hundred and thirty five percent (135%), multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation for all shares of Class B Preferred Stock.

The Class B Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class B Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share of Preferred Stock by $0.183.

From the date of issuance until the date when the Holder no longer holds any shares of Class B Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class B Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

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In addition to any adjustments pursuant to the terms of the Certificate of Designation, if at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class B Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

If at any time on or after the issuance date of the Class B Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class B Preferred Stock.

Class C Preferred Stock

As of September 1, 2021, 1,500 shares are designated as Class C Preferred Stock, of which 760 shares were issued and outstanding.

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Below is a summary description of the material rights, designations and preferences of the Class C Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Class C Preferred Stock, in accordance with the following schedule:

i. If all of the Class C Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii. If all of the Class C Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii. If all of the Class C Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv. The Company shall redeem the Class C Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value of the Class C Preferred Stock is $1,200 per share.

The Class C Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

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Each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of (i)(a) $1.22 (a fixed price equaling ninety percent (90%) of the average daily volume weighted average price (“VWAP”) for the Company’s common stock for the five (5) trading days preceding the execution of definitive agreements); and (b) where applicable, a fixed price equaling ninety percent (90%) of the average daily VWAP for the five (5) trading days following a reverse split.

From the date of issuance until the date when the Holder no longer holds any shares of Class C Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class C Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

If at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class C Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

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If at any time on or after the issuance date of the Class C Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class C Preferred Stock.

Class D Convertible Preferred Stock

As of September 1, 2021, 2,000 shares are designated as Class B Preferred Stock, of which 2,000 shares were issued and outstanding.

Below is a summary description of the material rights, designations and preferences of the Class D Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Class D Preferred Stock, in accordance with the following schedule:

i. If all of the Class D Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days’ written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii. If all of the Class D Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii. If all of the Class D Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

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iv. The Company shall redeem the Class D Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share.

The Class D Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by $1.73.

From the date of issuance until the date when the holder no longer holds any shares of Class D Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class D Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

If at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class D Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

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If at any time on or after the issuance date of the Class D Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class D Preferred Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”). The maximum number of shares of Common Stock that may be issued under the Plan is 100,000,000. The Company has not granted any options under the Plan.

LEGAL MATTERS

JMS Law Group, PLLC, which has acted as our counsel in connection with this offering, will pass on certain legal matters with respect to U.S. federal law in connection with this offering. The principal attorney at JMS Law Group, PLLC owns 3,333 shares of our Common Stock.

EXPERTS

The consolidated financial statements for the Company as of December 31, 2020 and 2019 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Such reports and other information filed by the Company with the SEC are available free of charge on the SEC’s website. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Singlepoint Inc., 2999 North 44th Street, Suite 530, Phoenix, Arizona 85018. The public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing by reference. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

Description of Business

We are a renewable energy and sustainable lifestyle company focused on providing environmentally friendly energy efficiencies and healthy living solutions. SinglePoint is initially focused on building the largest network of renewable energy solutions and modernizing the traditional solar and energy storage model.

Corporate History

In May 2019, we established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), as we completed the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America.

In January 2021 We acquired EnergyWyze a premier national digital and direct marketing firm focused on customer lead generation in the solar energy industry.

In February 2021, We purchased 51% ownership of Box Pure Air, a distributor of industrial grade high-efficiency air purification products designed and manufactured for commercial locations.

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Our Subsidiaries

Singlepoint Direct Solar, LLC (“Direct Solar America”)

Direct Solar America is a solar brokerage company headquartered in Phoenix, Arizona that currently works with homeowners to define the best solar installation provider and financer for their particular need in multiple cities around the United States. Their unique brokerage model is scalable nationally and has previously reported that it had the ability through its partnerships to originate solar based sales in up to 38 states. Beginning in June 2021, coinciding with a senior management change and the revision of contracts with a majority of our dealer and installation providers, Direct Solar America has significantly reduced the number of states potentially serviced within the addressable sales footprint to approximately 11 states that can be actively serviced by our partners and providers. We have resumed onboarding of service providers and are again expanding into additional markets as we build a national sales footprint. In addition to the resumption of the multistate expansion of the residential solar brokerage model, Direct Solar America has identified market opportunities related to small and medium commercial solar projects and has committed staff and resources, adding to its core business competencies to pursue these types of underserved commercial solar opportunities. The majority of the targeted projects are comprised of commercial buildings, schools, and parking lot structures looking for solar based solutions that offset and reduce traditional energy consumption through a green solution that saves them money while reducing their impact on the planet.

EnergyWyze, LLC (“EnergyWyze”)

EnergyWyze, LLC, a premiere digital and direct marketing firm focused on customer centric lead generation in the solar energy industry. EnergyWyze is led by experienced marketers and is focused on becoming an emerging industry leader providing qualified preset appointments to the nation's leading solar installation companies. EnergyWyze currently operates a consumer-centric site at www.energywyze.com and its solar business site at www.solarcxm.com

Box Pure Air, LLC, (“Box Pure Air”)

Box Pure Air is a distributor delivering industrial grade high-efficiency air purification products designed and manufactured for commercial locations.

ShieldSaver, LLC (“ShieldSaver”)

The Company owns fifty one percent (51%) of the outstanding interests of ShieldSaver, LLC. ShieldSaver is a technology focused automotive company working to efficiently track records of vehicle repairs. They pair shops with potential customer via proprietary technology. The ShieldSaver technology solution drives B2B leads and conversion to sales of windshield repair and replacement. The ShieldSaver technology is designed to increase efficiency by quickly delivering a vehicle specific quote for windshield replacement and delivering those leads to local installers looking to expand and grow their business. ShieldSaver has relationships with large parking lot management companies at airports and other locations around the United States to obtain the data needed to operate.

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Discount Indoor Garden Supplies, Inc. (“DIGS”)

The Company owns ninety percent (90%) of the outstanding interests of DIGS, a California-based supplier of cultivation equipment that fulfills orders nationwide. DIGS has focused on providing products and services within the agricultural industry designed to improve yields, efficiencies and profitability. They provide hydroponic supplies and nutrients to commercial agricultural business and individual farmers. DIGS operates an online store, and sells nutrients, lights, and HVAC systems, among other products, to individuals that are interested in horticulture. They also fulfill and distribute products to businesses and stores in the southern California market. DIGS has historically provided manufacturing services out of its leased facility in Carlsbad, CA. The manufacturing supports developing and wholesaling private labelled product for clients as well as our inhouse branding efforts.

In addition to our subsidiaries we also maintain the following additional lines of business:

SingleSolar is an online business providing solar solutions to consumers. SingleSolar is solely dedicated to providing professional services to the solar market. The online tool provides an online estimate for cost of going solar and will eventually provide the framework to complete a solar purchase online.

Intellectual Property

Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our products and services.

Competition

The markets for our products are intensely competitive, continually evolving and subject to changing technologies. Many of our competitors are substantially larger than us and have significantly greater name recognition, sales and marketing, financial, technical, customer support and other resources. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products.

These competitors may enter our existing or future markets with products that may be less expensive, that may provide higher performance or additional features or that may be introduced more quickly than our products.

We believe that we compete favorably with our competitors on the basis of these factors. However, if we are not able to compete successfully against our current and future competitors, it will be difficult to acquire and retain customers, and we may experience revenue declines, reduced operating margins, loss of market share and diminished value in our services.

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Marketing

Our marketing efforts (conducted by us in house, and by outside consultants) currently focus on increasing demand for our solutions utilizing targeted email campaigns, SEO and SEM advertising. In addition, we generate awareness by participating in industry tradeshows, issuing press releases and articulating our messaging through our website. We conduct our marketing activities domestically to promote our products independently and in cooperation with our strategic partners. Our product information is available on our website, which contains overview presentations.

Sales

We market and distribute our products through a strategic partnership network of companies and we use a broad distribution channel to bring our products and solutions to our customers.

We have sales and support staff in various locations throughout the United States. Our inside sales group answers incoming leads from potential customers and refers these new leads to one of our partners. A new lead is a potential customer, client or user of one or more of the products and services SinglePoint either directly offers or refers to a partner. A partner is either one of our subsidiaries or one of the companies that we do business with.

Employees

Currently SinglePoint and its subsidiaries employ a total of approximately 20 individuals. These individuals consist of management, developers, sales and support staff. Some of these individuals are employed through outside sourcing, working with us to hire qualified candidates.

Offices

We do not currently own any property or real estate of any kind. Currently the Company leases approximately 1,400 square feet of office space at 2999 North 44th Street, Phoenix Arizona 85018 at a monthly rent of $3,376 through January 31, 2023 at a monthly base rent of $3,618, increasing to $3,688 and $3,758 per month during the second and third year of the lease, respectively.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as discussed below are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

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On July 9, 2021 the Company and Singlepoint Direct Solar, LLC (“SDS” or “Direct Solar”) served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) Made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

Also on July 9, 2021 the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter, and requiring Defendants to refile their Complaint as a counterclaim. A Counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and SDS, Greg Lambrecht, Wil Ralston and Corey Lambrecht. The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) Breach of Contract; (iii) Tortious Interference; (iv) Breach of Fiduciary Duty; (v) Unlawful diversion of ownership, earnings and monies; (vi) Intentional Misrepresentations; and (vii) Engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

On September 10, 2021 Solar Integrated Roofing Corporation, USA Solar Network, LLC and David Massey filed a motion to dismiss the claims as it relates to such parties.

On July 14, 2021, the Company filed a First Amended Complaint adding parties Solar Integrated Roofing Corporation, USA Solar Network, LLC, David Massey, Christa Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the First Amended Complaint, the Company alleges (amongst other things) that the defendants: (i) Misappropriated trade secrets; (ii) Breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) Breached the Employment Agreement (Mr. Diaz); (iv) Breached the Implied Covenant of Good Faith and Fair Dealing (Mr. Diaz and Ms. Johnson); (v) Breached Fiduciary Duties (Mr. Diaz); (vi) Engaged in Unfair Competition; (vii) Violated the Arizona Uniform Trade Secrets Act; (viii) Intentionally Interfered with Contract/Business Expectancy; (ix) Converted assets of the Company; (x) Were Unjustly Enriched; and (xi) Committed Violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including Copyright Infringement (USA Solar Network, LLC) and Defamation (Mr. Diaz).

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Common Stock of the Company is currently trading on the OTCQB under the symbol “SING.” The following table sets forth the high and low bid prices relating to our common stock on a quarterly basis for the periods indicated as quoted by the OTCQB market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions. The figures below represent the price per share prior to the reverse split conducted by the Company in March 2021.

Quarterly period	High	Low

Fiscal year ended December 31, 2020:
First Quarter	$.97	$.30
Second Quarter	$.55	$.31
Third Quarter	$.40	$.18
Fourth Quarter	$.431	$.17

Fiscal year ended December 31, 2019:
First Quarter	$0.0208	$0.0195
Second Quarter	$0.0220	$0.0187
Third Quarter	$0.0117	$0.0112
Fourth Quarter	$0.0079	$0.0072

As of September 23, 2021, the market price for our common shares is $.20 per share.

Holders

As of September 1, 2021, there were 48,554,183 shares of common stock outstanding, which were held by approximately 25,000 record holders. In addition, there were 54,684,235 shares of our Class A Convertible Preferred Stock outstanding, which were held by seven record holders; 123 shares of our Class B Preferred Stock outstanding; 760 shares of our Class C Preferred Stock outstanding, and 2000 shares of our Class D Preferred Stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Stock Option Plan and other Employee Benefits Plans

On December 5, 2019, the Board of Directors approved the creation of the Singlepoint Inc. 2019 Equity Incentive Plan (the “Plan”), which the holders of a majority of the outstanding shares of common stock approved on December 18, 2019. No awards have been made under the Plan.

Summary Description

The following description is intended to be a summary of the material provisions of the Plan. It does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms used in the following summary and not otherwise defined in this Information Statement have the meanings set forth in the Plan.

Purpose and Eligible Participants. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Administrator may grant awards under the Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

Types of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.

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The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

Restricted Shares. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

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(c) Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers or stock market indices.

Number of Shares. Subject to adjustment as provided in the Plan, 100,000,000 shares of Common Stock are available for issuance in connection with awards granted under the Plan.

Administration. This Plan shall be administered by, and all awards under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee or individual (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.

Effective Date and Termination. This Plan was approved by the Board and became effective on December 5, 2019. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on December 5, 2029. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

We are focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries including solar and air purification. We built our portfolio through synergistic acquisitions, products, and partnerships to provide a rich, diversified holding base. The Company’s initial focus is on solar energy and we are committed to building a foundation for future expansion opportunities and building brands based on technology solutions we believe will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow and that complement our desire to build a comprehensive national renewable energy network. The Company is actively looking for and executing on strategic initiatives to sell, partner with or spin-off other non renewable energy related assets.

Results from Operations - For the year ended December 31, 2020 as compared to December 31, 2019.

Net Revenue

For the years ended December 31, 2020 and 2019, the Company had total sales of $2,878,161 and $3,343,833, respectively. The decrease of $465,672 in revenues was due primarily to the pandemic which shut down the traditional door to door sales model of Singlepoint Direct Solar, LLC. Additionally, the Company experienced delays in permitting, and site visits which continued throughout the year and into 2021. Social distancing guidelines, stay-at-home orders and similar government measures associated with the COVID-19 pandemic, as well as actions by individuals to reduce their potential exposure to the virus, contributed to a decline in origination, with new contract origination. This decline reflected an inability by our dealers to perform in-person sales calls based on the stay-at-home orders in some locations. In the third quarter 2020 the Company also took a one-time adjustment for the proportional sales related to residential solar revenue derived from Direct Solar America of $276,382.68 for cancelled projects.

Cost of Revenue

Cost of revenue decreased from $2,353,056 for the year ending December 31, 2019 to $2,204,391 for the year ended December 31, 2020, a decrease of $148,665. This decrease was due primarily to the decreased revenues from our subsidiary Direct Solar America.

Gross Profit

As a result of the foregoing, our gross profit was $673,770 for the year ended December 31, 2020, compared with $990,777, for the year ended December 31, 2019. The decrease in our overall gross profit was primarily a result of the subsidiary Direct Solar America.

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Operating Expenses

Total operating expenses decreased from $6,455,236 in 2019 to $3,972,882 in 2020, a decrease of $2,482,354. The decrease was primarily due to a decrease in general and administrative expense of $3,111,304 as a result of additional costs related to our newly acquired subsidiaries, our new office, marketing, insurance and travel. We had a decrease in consulting fees of $219,649 in the year ended December 31, 2020 from the year ending December 31, 2019. Professional and legal fees increased $22,970 for the year ending December 31, 2020, as compared to year ending December 31, 2019, primarily due to increased audit and legal expenses as a result of the Company complying with 1934 Act reporting obligations of the SEC. Investor relations expense increased from $168,117 for the year ending December 31, 2019, as compared to $181,637 for the year ending December 31, 2020, an increase of $13,460.

Other Expense

Other expense decreased from $2,604,274 in 2019 to $1,145,393 in 2020 due primarily to the decrease in interest expense and amortization of debt discounts as a result of our decrease in convertible notes payable during the year ended December 31, 2020.

Net Loss

For the year ended December 31, 2019 the Company had a net loss of approximately $8,068,733 compared to a net loss of approximately $4,444,505 for the year ended December 31, 2020, a decrease in net loss of $3,624,228. The decrease in net loss is primarily a result of the change in fair value of derivative liabilities as well as a decrease in overall operating expenses during the year ended December 31, 2020.

Liquidity and Capital Resources

As of December 31, 2020 the Company had $2,915,680 in total assets, including $198,473 in cash, $3,368 of accounts receivable, $4,834 in prepaid expenses, $63,456 in inventory, and non-current assets of $2,645,549 related to property, investments and goodwill. The Company had negative working capital of $5,646,208 as of December 31, 2020.

As of December 31, 2020, the Company has yet to achieve profitable operations, and while the Company hopes to achieve profitable operations in the future, if not it may need to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as its ability to raise capital. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to become profitable and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses, the Company may not be able to achieve profitability. The Company’s ability to continue in existence is dependent on the Company’s ability to achieve profitable operations.

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To continue operations for the next 12 months we will have a cash need of approximately $2.0 million. Should we not be able to fulfill our cash needs through the increase of revenue we will need to raise money through outside investors through convertible notes, debt or similar instrument(s). The Company plans to pay off current liabilities through sales and increasing revenue through sales of Company services and or products, or through financing activities as mentioned above, although there is no guarantee that the Company will ultimately do so.

Advances from Officer

The Company’s former CEO advanced the Company funds during 2020 and 2019, with a balance due of $911,826 and $735,000 respectfully, plus accrued interest of $216,807 and $96,273 as of December 31, 2020 and 2019, respectively. These balances accrue interest at 12% beginning October 1, 2018, are unsecured and due on demand. These advances have been resolved by the Company with the former CEO pursuant to the Separation Agreement and Note as discussed below.

In November 2020 the Company effectuated the sale of 1,075,527 shares of Common Stock of Jacksam Corporation in exchange for the extinguishment of $218,874 of bona fide debt owed by the Company to its CEO.

Our cash flows for the year ended December 31, 2020 and 2019 are summarized below:

	Year Ending December 31, 2020	Year Ending December 31, 2019
Net cash used in operating activities	$(1,955,379)	$(1,787,690)
Net cash used in investing activities	$25,000	$-
Net cash provided by financing activities	$2,018,724	$1,829,037
Net Change in Cash	$88,345	$41,347
Cash at beginning of year	$110,128	$68,781
Cash at end of year	$198,473	$110,128

Net Cash Used in Operating Activities

For the year ended December 31, 2020, $1,955,379 net cash was used in operating activities due primarily from our net loss of $4,033,717 partially offset by non-cash charges, including preferred stock issued for services, common stock issued for services and amortization of loan costs.

Net Cash Provided in Investing Activities

We had $25,000 net cash provided in investing activities from a return of investment in the year ended December 31, 2020 as compared to $0 for the year ended December 31, 2019.

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Net Cash Provided by Financing Activities

For the year ended December 31, 2020, net cash provided by financing activities was $2,018,724 as compared to $1,829,037 for the year ended December 31, 2019.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Notes to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Loss Contingencies

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

Income Taxes

The Company recognizes deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return benefits or consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled.

Recent Accounting Pronouncements

See Note 2 of the consolidated financial statements for discussion of Recent Accounting Pronouncements.

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Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recently Adopted Accounting Standards

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. It is effective for annual and interim reporting periods beginning after December 15, 2017. We adopted this standard on January 1, 2018 and it did not have a material impact on our financial position or results of operations.

Purchase of Significant Equipment

We have not previously, nor do we intend to purchase any significant equipment during the next twelve months.

Changes In and Disagreements with Accountants

During our two most recent fiscal years or any subsequent interim period, we have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters and Control Persons

The names, ages, and positions of the Company’s present executive officers and directors are set forth in the following table (1):

Name	Age	Positions
William Ralston	32	Director/President/ CEO
Corey Lambrecht	52	Director/Chief Financial Officer
Eric Lofdahl	58	Director

_____________

(1) All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

There are no agreements with respect to electing directors. Except as set forth below, none of the directors held any directorships during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act, or of any company registered as an investment company under the Investment Company Act of 1940. The Board of Directors has not adopted a Code of Ethics that applies to the registrant’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

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Director and Officer Biographical Information

William (‘Wil’) Ralston - Director/President/CEO

Wil Ralston became President of the Company in August 2017, and CEO in May 2021. Prior to this he was a vice president of sales for the Company from 2013 to 2015. From 2015 to 2017 he was a market developer for Porch.com. Wil graduated cum laude from the WP Carey School of Business at Arizona State University with a degree in Global Agribusiness.

Corey Lambrecht - Chief Financial Officer

Corey Lambrecht became Chief Financial Officer of the Company in January 2020, and a Director in May 2021. Corey Lambrecht is a 20+ year public company executive with broad experience in strategic acquisitions, corporate turnarounds, new business development, pioneering consumer products, corporate licensing, and interactive technology services in addition to holding public company executive roles with responsibilities including day-to-day business operations, management, raising capital, board communication and investor relations. He is a Certified Director from the UCLA Anderson Graduate School of Management accredited Directors program. Since 2007 he has been a Director of Orbital Energy Group, Inc. (NASDAQ: OEG) and has served multiple terms on the Audit Committee and currently serves as the Compensation Committee Chairman in addition to serving on the M&A committee. Corey is a current independent Director of American Rebel Holdings Inc. (OTCQB: AREB). He also served on the Board of ORHub, Inc. (OTC: ORHB) from July 2016 through December 2019. He previously served as a Board Member for Lifestyle Wireless, Inc. which, in 2012 merged into the Company. In December 2011, he joined the Board of Guardian 8 Holdings, a leading non-lethal security product company, serving until early 2016. He most recently served as the President and Chief Operating Officer at Earth911 Inc., a subsidiary of Infinity Resources Holdings Company (OTC: IRHC) from January 2010 to July 2013.

Eric Lofdahl - Director

Eric Lofdahl joined the Company in 2013. He has over 30 years’ experience in the technology sector, including positions in software development, program management, complex system integration, and engineering process definition. Eric began his career at the Boeing Company, where he led a team that successfully developed advanced wireless and satellite data products based on commercial technology for the U.S. Air Force. Since 2007, Eric has been the owner of the Lofdahl Group (technology consulting company) and the owner of Text2Bid (mobile auction platform). Eric holds a Bachelor of Science degree in electrical engineering from Iowa State University. Eric is an Independent Director.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

We do not currently have a standing audit, nominating, or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of nominating and compensation committees.

Family Relationships

There are no other family relationships between or among any of our current directors or executive officers.

42

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $100,000 during the last two fiscal years ended December 31, 2020 and 2019 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position(4)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gregory P. Lambrecht,	2020	$220,000	-	-	-	-	-	-	$220,000
former CEO, former CFO, former Director (1)	2019	$220,000	-	-	-	-	-	-	$220,000

William Ralston,	2020	$100,000	-	-	-	-	-	-	$100,000
President, Director (2)	2019	$100,000	-	-	-	-	-	-	$100,000

Corey Lambrecht, Director, CFO (3)	2020	$80,000	-	-	-	-	-	-	$80,000
	2019	-	-	-	-	-	-	-	-

________

The table does not include an aggregate of 7,400,000 shares of Class A Convertible Preferred Stock issued in 2020 for serving the Company.

Director Compensation

We issued an aggregate of 9,000,000 shares of Class A Convertible Preferred stock to two outside directors in 2019 and 8,400,000 shares of Class A Convertible Preferred stock to directors in 2020 for serving as directors of the Company.

43

Employment Agreements

Except for the following agreements, the Company does not have any written agreements with any of its executive officers. The following discussion is a summary of the material terms of the employment agreements and is subject to the full copy of the respective employment agreement (all capitalized terms not otherwise defined herein are defined in the respective employment agreement):

 On May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gregory Lambrecht. Pursuant to the Separation Agreement Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company. The Company agreed to pay Mr. Lambrecht $764,480.00 due in unpaid accrued compensation (the “Accrued Compensation”) and $606,371.63 in indebtedness plus accrued interest through the date of the Agreement (the “Accrued Debt”) as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of Common Stock (with standard restrictive legend) valued at $0.75 per share, equaling $272,240.00, (ii) the Company agreed to pay Mr. Lambrecht $250,000.00 within two business days of the date of the Separation Agreement, and (iii) the remaining amount of Accrued Debt of $848,612.00 will be satisfied through the issuance by the Company of a promissory note (the “Note”). The Note provides for ten percent (10%) per annum interest commencing as of August 1, 2021. The monthly payment amount of principal and interest shall be $21,522.98, with the first payment of $21,522.98 due September 1, 2021, and a final payment amount of $21,523.20 due on August 1, 2025.

In May 2018 the Company entered into an employment agreement with Mr. Ralston. The agreement provided that Mr. Ralston would serve as President of the Company for a term of three years at an annual salary of One Hundred Thousand Dollars ($100,000), and an incentive bonus as determined by the board of directors. In addition, during the term the Company shall provide: an automobile allowance of Five Hundred Dollars ($500) Dollars per month, and health care reimbursement of One Thousand Dollars ($1,000) per month. The agreement shall automatically be renewed for additional three-year periods unless either party has provided written termination of this Agreement at least 90 days prior to the expiration of such Term (as defined in the agreement). If employment is terminated as a result of his death or Disability (as defined in the agreement), the Company shall pay, his Base Salary (as defined in the agreement) and any accrued but unpaid Bonus (as defined in the agreement) and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to two years of Base Salary (at the time his Death or Disability occurs) within 30 days of his Death or Disability. In the event the Company does not have the cash flow to pay such amount within 30 days as set forth above, the Company may make such payments over 12 equal monthly installments. If employment is terminated by the Board of Directors of the Company for Cause (as defined in the agreement), then the Company shall pay his Base Salary through the date of his termination and there shall be no further entitlement to any other compensation or benefits from the Company. If employment is terminated by the Company (or its successor) upon the occurrence of a Change of Control (as defined in the agreement) or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to his Base Salary for a period of thirty six (36) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Executive the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination. All Stock Options that have not vested as of the date of such termination shall be accelerated and deemed to have vested as of such termination date and shall remain exercisable for a period as outlined in the Company’s Stock Option program, and (v) Mr. Ralston shall be entitled to receive equivalent share issuances as any executive officer, management or director of the Company receives for a period of 36 months thereafter. If employment is terminated by Mr. Ralston for Good Reason (as defined in the agreement), or if this Agreement is not renewed, then the Company shall (i) pay a single lump sum cash payment within five business days of such termination equal to 18 times the then monthly Base Salary in effect regardless of when such termination occurs (provided, that in the event the Company does not have the cash flow to pay such amount within five business days as set forth above, the Company may make such payments over 12 equal monthly installments), (ii) pay Executive the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iii) pay Executive any expense reimbursement amounts owed, and payment for any unused vacation days, through the date of termination. All Stock Options that are scheduled to vest in the contract year of the date of such termination shall be accelerated and deemed to have vested as of the termination date. All Stock Options that have not vested (or deemed to have vested pursuant to the preceding sentence) shall be deemed expired, null and void. Any Stock Options that have vested as of the date of termination shall remain exercisable for a period as outlined in the Company’s Stock Option program. Pursuant to its terms, this Agreement has been extended for an additional three year term.

44

On January 17, 2020, the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer. The term was for a period of one year; salary is Eighty Thousand Dollars ($80,000.00) per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated by the Company upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination. This agreement has expired and the employment agreement remains in effect on a month to month basis.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of September 1, 2021, certain information concerning the beneficial ownership of our capital stock, including our common stock, and Class A Convertible Preferred Stock, by:

•	each director;

•	each named executive officer;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above.

Security Ownership of Certain 5% Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of Class
Class A Convertible Preferred Stock	Govindan Gowrishankar (1)	2,000,000	3.7%
	Venugopal Aravamudan (2)	0	0
	Jeffrey Nomura (3)	0	0
	Gregory Lambrecht (4)	29,360,950	53.7%

(1)	Mr. Gowrishankar served on the Board of Directors of the Company until May 2017.
(2)	Mr. Aravamudan served on the Board of Directors of the Company until September 30, 2020.
(3)	Mr. Nomura served on the Board of Directors of the Company until October 29, 2020.
(4)	Mr. Lambrecht served as an officer and director of the Company until May 18, 2021. Mr. Lambrecht also owns -434,246 shares of Common Stock.

45

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner (1)	Amount and nature of beneficial ownership	Percent of Class

Common Stock
	Eric Lofdahl	0	0
	William Ralston	296,416	*
	Corey Lambrecht	333,401	*
	Executive Officers and Directors as a Group	629,817	1.3%

Class A Convertible Preferred Stock
	Corey Lambrecht	2,175,000	3.97%
	Eric Lofdahl (2)	9,363,285	17%
	William Ralston	10,785,000	19%
	Executive Officers and Directors as a Group	22,323,285	40.8%

________

(1)	The address for the above individuals is c/o Singlepoint Inc. 2999 N. 44th St. Suite 530 Phoenix, Arizona 85018.
(2)	Includes 6,100,000 shares of Class A Preferred Stock held in an entity controlled by Mr. Lofdahl.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND

DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as set out below, since the beginning of the Company’s last fiscal year, there have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following people had or will have a direct or indirect material interest:

•	Any director or executive officer of the Company;

•	Any immediate family member of a director or executive officer of the Company; and

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

Employment Agreements

The Company has entered into several employment agreements as set forth under the Section entitled “Employment Agreements” above.

46

Stock Issuances to Officers and Directors

On October 9, 2020, the Company issued a total of 7,400,000 shares of Class A Stock to directors.

On May 31, 2019, the Company issued a total of 10,000,000 shares of Class A Stock to directors.

Director Independence

The Company currently has one independent director. All other directors are executive officers of the Company or have received compensation for their board service.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended Bylaws provides that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78.

47

48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Singlepoint Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Singlepoint Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its consolidated operations and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations since inception and expects to continue to generate operating losses and negative cash flows for the foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

April 15, 2021

We have served as the Company’s auditor since 2017.

F-1

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS:
Cash	$198,473	$110,128
Accounts receivable	3,368	49,228
Prepaid expenses	4,834	24,427
Inventory	63,456	74,663

Total Current Assets	270,131	258,446

NON-CURRENT ASSETS:
Property, net (Note 5)	79,167	136,931
Investment, at fair value (Note 3)	623,637	60,000
Intangible assets, net (Note 3)	49,005	-
Goodwill (Note 3)	1,893,740	1,966,340

Total Assets	$2,915,680	$2,421,717

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
CURRENT LIABILITIES:
Accounts payable, including related party (Note 8)	$245,362	$167,939
Accrued expenses, including accrued officer salaries (Note 8)	1,661,208	843,136
Current portion of convertible notes payable, net of debt discount (Note 4)	2,434,226	2,070,898
Capital lease obligations, current portion (Note 5)	51,365	58,738
Advances from related party (Note 8)	1,151,946	878,515
Short-term notes payable	372,232	-
Derivative liability	-	2,813,150

Total Current Liabilities	5,916,339	6,832,376

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion (Note 4)	-	-
Capital lease obligations, net of current portion (Note 5)	47,517	98,881
Long-term note payable	150,000	-

Total Liabilities	6,113,856	6,931,257

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT
Undesignated preferred stock, par value $0.0001; 39,998,500 and 40,000,000
shares authorized as of December 31, 2020 and 2019, respectively; no shares issued and outstanding	-	-
Class A convertible preferred stock, par value $0.0001; 60,000,000 shares authorized; 60,000,000 and 54,200,000 shares issued and outstanding
as of December 31, 2020 and 2019, respectively	6,000	5,420
Class B convertible preferred stock, par value $0.0001; 1,500 and no shares authorized as of December 31, 2020 and 2019, respectively;
408 and no shares issued and outstanding as of December 31, 2020 and 2019, respectively	-	-
Common stock, par value $0.0001; 5,000,000,000 shares authorized;
2,479,976,812 and 1,698,279,820 shares issued and outstanding
as of December 31, 2020 and 2019, respectively	247,997	169,828
Additional paid-in capital	77,887,513	72,210,393
Accumulated deficit	(80,785,887)	(76,752,170)
Total Singlepoint Inc. stockholders' deficit	(2,644,377)	(4,366,529)
Non-controlling interest	(553,799)	(143,011)
Total Stockholders' Deficit	(3,198,176)	(4,509,540)

Total Liabilities and Stockholders' Deficit	$2,915,680	$2,421,717

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

SINGLEPOINT INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2020	December 31, 2019

REVENUE	$2,878,161	$3,343,833

Cost of Revenue	2,204,391	2,353,056

Gross profit	673,770	990,777

OPERATING EXPENSES:
Consulting fees	363,701	583,350
Professional and legal fees	316,239	293,269
Investor relations	181,637	168,177
General and administrative	3,111,305	5,410,440

Operating expenses	3,972,882	6,455,236

LOSS FROM OPERATIONS	(3,299,112)	(5,464,459)

OTHER INCOME (EXPENSE):
Interest expense	(482,107)	(393,611)
Amortization of debt discounts	(2,174,273)	(1,662,068)
Loss on settlement of debt	(41,262)	-
Gain (loss) on change in fair value of derivative liability and equity securities	1,552,249	(604,289)
Loss on disposal of subsidiary	-	55,694

Other income (expense)	(1,145,393)	(2,604,274)

INCOME (LOSS) BEFORE INCOME TAXES	(4,444,505)	(8,068,733)

Income taxes	-	-

NET INCOME (LOSS)	(4,444,505)	(8,068,733)

Loss (income) attributable to non-controlling interests	410,788	163,001

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(4,033,717)	$(7,905,732)

Net income (loss) per share - basic	$(0.00)	$(0.01)

Weighted average number of common shares outstanding - basic	2,209,230,173	1,504,104,112

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

SINGLEPOINT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Common Stock Par Value $0.0001		Additional		Non-	Total
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	paid-in Capital	Accumulated Deficit	controlling Interest	Stockholders' Deficit

Balance, December 31, 2018	50,950,000	$5,095	-	$-	1,236,319,023	$123,632	$63,940,510	$(68,846,438)	$(89,163)	$(4,866,364)
Issuance of common shares for services					26,983,333	2,698	371,352			374,050
Issuance of common shares for services previously accrued					8,000,000	800	799,200			800,000
Issuance of common shares for acquisition					156,058,751	15,606	1,950,735			1,966,341
Issuance of common shares for principal and accrued interest on convertible notes					135,418,713	13,542	555,958			569,500
Issuance of preferred shares for services	10,000,000	1,000					3,099,000			3,100,000
Conversion of preferred shares	(6,750,000)	(675)	-	-	135,500,000	13,550	(12,875)			-
Warrants issued with convertible notes payable										-
Settlement of derivative liability due to debt conversion							1,506,513			1,506,513
Disposal of subsidiary								-	109,153	109,153

Net loss								(7,905,732)	(163,001)	(8,068,733)

Balance, December 31, 2019	54,200,000	$5,420	-	$-	1,698,279,820	$169,828	$72,210,393	$(76,752,170)	$(143,011)	$(4,509,540)
Issuance of common shares for services					30,000,000	3,000	146,200			149,200
Issuance of common shares pursuant to investment agreement					320,000,000	32,000	780,576			812,576
Issuance of common shares for acquisition										-
Issuance of common shares for principal and accrued interest on convertible notes					391,696,992	39,169	739,487			778,657
Issuance of preferred shares for services	7,400,000	740					554,260			555,000
Issuance of preferred shares for cash			408	-			408,000			408,000
Conversion of preferred shares	(1,600,000)	(160)			40,000,000	4,000	(3,840)			-
Warrants issued with convertible notes payable
Settlement of derivative liability due to debt conversion							3,052,437			3,052,437

Net loss								(4,033,717)	(410,788)	(4,444,505)

Balance, December 31, 2020	60,000,000	$6,000	408	$-	2,479,976,812	$247,997	$77,887,513	$(80,785,887)	$(553,799)	$(3,198,176)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

SINGLEPOINT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2020	December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders	$(4,033,717)	$(7,905,732)

Adjustments to reconcile net loss to net cash used in operating activities
Loss attributable to non-controlling interests	(410,788)	(163,001)
Gain on disposal of subsidiary	-	(55,694)
Common stock issued for services	149,200	1,174,050
Depreciation	57,764	44,762
Amortization of intangibles	23,595	-
Amortization of debt discounts	2,174,273	1,662,068
(Gain) loss on change in fair value of derivatives	(1,552,249)	604,289
Loss on debt settlement	41,264	-
Preferred stock issued for services	555,000	3,100,000
Changes in operating assets and liabilities:
Accounts receivable	45,860	(43,249)
Prepaid expenses	19,593	(15,489)
Inventory	11,207	(74,506)
Accounts payable	77,423	21,304
Accrued expenses	886,196	(136,492)

NET CASH USED IN OPERATING ACTIVITIES	(1,955,379)	(1,787,690)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received for return of investment	25,000	-

NET CASH PROVIDED BY INVESTING ACTIVITIES	25,000	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	812,576	-
Proceeds from advances from related party	403,791	168,445
Proceeds from short-term notes payable	372,232	-
Proceeds from long-term notes payable	150,000
Payments on advances to related party	-	(13,961)
Payments on convertible notes payable	(389,638)	(37,352)
Payments on capital lease obligations	(58,737)	(38,095)
Proceeds from issuance of convertible notes	320,500	1,750,000
Proceeds from sale of preferred stock - Class B	408,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,018,724	1,829,037

NET CHANGE IN CASH	88,345	41,347

Cash at beginning of period	110,128	68,781

Cash at end of period	$198,473	$110,128

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$52,648
Income tax paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for accrued interest	$15,420	$108,828
Common stock issued to acquire subsidiary	$-	$1,966,341
Original issue discount from issuance of notes payable	$39,500	$175,000
Common stock issued for conversion of debt and accrued interest	$778,657	$569,500
Recognition of debt discount attributable to derivative liability	$984,801	$1,500,000
Derivative liability settlements	$3,052,437	$1,506,513
Conversion of preferred stock to common stock	$4,000	$13,550
Issuance of common stock previously accrued	$-	$800,000
Derivative liability recognized from convertible debt	$1,133,238	$1,954,759
Day one recognition of ROU asset and lease liability	$-	$181,692
Investment in Jacksam for reduction of advances from related party	$218,874	$-
Derivative liability in excess of face value	$149,213	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

Carbon Credits International Inc. (“CCII”), which was formed on October 15, 2007 as a Nevada corporation, was the result of a spin off from Carbon Credits Industries, Inc. (“CCI”), its former parent issuer, on October 17, 2007. On December 23, 2011, CCII entered into a merger agreement with Lifestyle Wireless, Inc. (“LWI”), a Washington Corporation, with CCII remaining as the surviving company. The effective date of the merger was January 10, 2012. On July 1, 2013, CCII changed its name to Singlepoint Inc. (“Singlepoint” or “the Company”). On May 14, 2019, the Company established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar America and AI Live Transfers LLC (See Note 3). The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America.

Business

We are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries including solar and air purification. We built our portfolio through synergistic acquisitions, products, and partnerships to provide a rich, diversified holding base. The Company’s initial focus is on solar energy and we are committed to building a foundation for future expansion opportunities and building brands based on technology solutions we believe will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. As of December 31, 2020 we currently have three subsidiaries, Direct Solar America, 51% interest, Discount Indoor Garden Supply, Inc. (“DIGS”, 90% interest), and ShieldSaver, LLC (“ShieldSaver”, 51% interest). Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. We have formalized, announced and are in the process of spinning out our 1606 Corp. We may decide to due future spin-off additional assets or subsidiaries

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2020, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional equity financing through private placements of the Company’s common stock.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Singlepoint, DIGS, Direct Solar America and ShieldSaver as of December 31, 2020 and December 31, 2019, (with the accounts of Jiffy Auto Glass (“JAG”), a former subsidiary dissolved July 26, 2019). All significant intercompany transactions have been eliminated in consolidation.

F-6

Revenues

The Company records revenue under the adoption of ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (DIGS, Singleseed),

(2)	Distribution (1606 and related products) and,

(3)	Services Revenue (Direct Solar, Mobile Web Credit Card Gateway, Shieldsaver).

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Direct Solar America

(3)	DIGS

There were no revenues from Shield Saver or JAG (dissolved in 2019) during the year ended December 31, 2020.

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers. Singleseed provides products through its online portal.

F-7

Distribution Revenue. Our distribution revenue includes Singlepoint’s 1606 and related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing. Except for when sold direct to consumer upon which payment is due immediately.

Services Revenue. Our services revenue includes services provided by Direct Solar America, which earns commission revenue for solar services placed with third-party contractors and recognizes revenue upon date of completion of installation. Cash received in advance of contract completion is recognized as deferred revenue until contracts are complete. Singlepoint’s merchant services provides payment services to businesses with revenue recognized upon the close and remittance of commissions each month. ShieldSaver offers business-to business services related to windshield repair and replacement for consumers. Service revenue is recognized as the performance obligations are fulfilled, with the customer taking risk of ownership and assuming risk of loss. Payment for service revenue is generally due upon completion.

Returns and other adjustments

The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and are netted with gross sales. The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately debits net product revenues for these transactions based on the known discount and customer rebates. The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates on product revenues during the year ended December 31, 2020 and 2019 are not material.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had no deposits in excess of amounts insured by the FDIC as of December 31, 2020.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Committee (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption

F-8

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the ASC 260-10, “Earnings per Share”. Common stock equivalents are not used in the computation of loss per share, as their effect would be antidilutive. Diluted EPS includes the effect from potential issuance of common stock, including stock issuable pursuant to the assumed exercise of warrants and conversion of convertible notes and Class A Preferred Stock. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

The following table summarizes the number of shares of common stock issuable pursuant to our convertible securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2019

Series A Preferred Stock	1,500,000,000	1,355,000,000
Series B Preferred Stock	200,655,733	-
Convertible notes	1,500,000	603,436,155
Warrants	10,000,000	10,000,000
Potentially dilutive securities	1,712,155,733	1,968,436,155

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

F-9

Fair Value Measurements

On January 1, 2011, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. Beginning on January 1, 2011, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic impairment tests.

The Company’s derivative liabilities have been valued as Level 3 instruments.

As of December 31, 2019, the Company had an investment in equity securities that did not have a readily determinable fair value, or “RDFV”. This investment was assessed and measured at fair value that was determined to be zero. As of December 31, 2020, this investment in equity securities did meet the standards for a RDFV and has been valued as Level 1 instruments. For the year ended December 31, 2020, a net gain of $807,511 was recognized related to the fair value measurement of these equity securities.

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability and equity securities - December 31, 2020	$588,637	$-	$-	$588,637

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability and equity securities - December 31, 2019	$-	$-	$2,813,150	$2,813,150

F-10

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2019 and December 31, 2020:

Derivative Liability

Balance, December 31, 2019	2,813,150
Additions recognized as debt discount	984,801
Derivative liability settlements	(3,053,213)
Mark-to-market at December 31, 2020	(744,738)
Balance, December 31, 2020	$-

Net income for the year included in earnings relating to the liabilities held at December 31, 2020	$744,738

Recently Issued Accounting Pronouncements

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This standard requires all leases that have a term of over 12 months to be recognized on the balance sheet with the liability for lease payments and the corresponding right-of-use asset initially measured at the present value of amounts expected to be paid over the term. Recognition of the costs of these leases on the income statement are dependent upon their classification as either an operating or a financing lease. Costs of an operating lease will continue to be recognized as a single operating expense on a straight-line basis over the lease term. Costs for a financing lease are disaggregated and recognized as both an operating expense (for the amortization of the right-of-use asset) and interest expense (for interest on the lease liability). This standard was effective for our interim and annual periods beginning January 1, 2019 and was applied on a modified retrospective basis to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. We adopted this standard on January 1, 2019. The adoption of this standard resulted in a charge of approximately $14,000 to general and administrative expense for the year ended December 31, 2019.

There were various other accounting standards and interpretations issued recently, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows. Management has evaluated these new pronouncements through December 31, 2020.

Subsequent Events

Other than the events described in Note 12, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.

NOTE 3 - INVESTMENTS, ACQUISITIONS, GOODWILL AND INTANGIBLE ASSETS

Investments

The Company records certain investments using the cost method. If cost exceeds fair value, an impairment loss is recognized unless the impairment is considered temporary. The Company records investments in equity securities using the fair value method. In certain cases, the equity securities may not meet the criteria for RDFV, then the Company determines the fair value using the market price of the equity securities on the given remeasurement date less the applicable discount calculated using a put option pricing model with the applicable assumptions and inputs.

F-11

The Company had investments recorded using the cash method of $35,000 and $60,000 as of December 31, 2020 and 2019, respectively.

The Company had investments in equity securities using the fair value method of $588,637 and $0 as of December 31, 2020 and 2019, respectively.

2019 Asset Acquisition - Direct Solar LLC and AI Live Transfers LLC

On May 14, 2019, the Company, via the formation of Direct Solar America, completed the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC (the “Acquired Assets”). The Company owns 51% of the membership interests of Direct Solar America. In connection with the acquisition of these assets the Company issued an aggregate of 156,058,751 shares of common stock. The Company agreed that it shall reinvest into Direct Solar America its portion of distributions of Net Cash Flow (as defined in the Operating Agreement of Direct Solar America), if any, up to $250,000 per quarter, up to a total of $750,000. Direct Solar America has not made any distributions and no amounts have been reinvested as of December 31, 2020.

The total value of common stock issued for the purchase of the Acquired Assets was $1,966,340 on the issuance date and was allocated to goodwill based on the workforce acquired and to intangible assets based on trademarks and tradenames acquired. The total purchase price for the Acquired Assets was allocated as follows:

Intangible assets	$72,600
Goodwill	1,893,740
Current assets	-
Current liabilities	-
Total net assets acquired	$1,966,340
The purchase price consists of the following:
Cash	-
Common Stock	1,966,340
Total purchase price	$1,966,340

Total revenue of $2,653,924, net loss of $848,351, and contributed net loss of $410,788 after non-controlling interest related to Direct Solar America for the year ended December 31 , 2020 are included in the Company’s accompanying consolidated statement of operations.

Goodwill and Intangible Assets

The following table presents details of the Company’s goodwill as of December 31, 2020 and December 31, 2019:

Direct Solar America
Balances at December 31, 2019:	1,966,340
Aggregate goodwill acquired	-
Impairment losses	-
Goodwill adjustment	(72,600)
Balances at December 31, 2020:	$1,893,740

F-12

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

The Company used the discounted cash flow method for the impairment testing as of December 31, 2020. The Company performed discounted cash flow analysis projected over four years to estimate the fair value of the reporting unit, using management’s best judgement as to revenue growth rates and expense projections. This analysis indicated cash flows (and discounted cash flows) greater than the book value of goodwill. The Company determined there were no indicators of impairment in goodwill during the year ended December 31, 2020.

During the year ended December 31, 2020, the Company adjusted its goodwill to reflect its final valuation of its goodwill and intangible assets. The adjustment decreased goodwill and increased intangible assets by $72,600, with no effect on total purchase price. The gross intangible assets of $72,600 have an estimated useful life of three years, a net book value of $49,005 as of December 31, 2020, and amortization expense of $23,595 for the year ended December 31, 2020.

Proforma Information (unaudited)

Singlepoint Direct Solar LLC

The following unaudited pro forma information presents the consolidated results of the Company’s operations and the results of the acquisition of the Acquired Assets as if the May 14, 2019 acquisition had been consummated on January 1, 2019. Such unaudited pro forma information is based on historical unaudited financial information with respect to the Acquired Assets acquisition and does not include operational or other charges which might have been affected by the Company. The unaudited pro forma information for the year ended December 31, 2019 presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

Year Ended December 31,
2019
Net revenue	$4,098,382
Net loss	$(8,125,411)

F-13

NOTE 4 - CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

Convertible notes payable consisted of the following:

	December 31, 2020	December 31, 2019

Convertible note payable to investor (the “CVP Note”) dated October 10, 2017, with interest at 10%, an Original Issue Discount (“OID”) of $70,000, due October 6, 2019, convertible into shares of the Company’s common stock at a discount of 60% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The CVP Note provides for additional tranches of a maximum of $3,970,000, which includes OID of 10%. The note includes a warrant to purchase 5,000,000 shares of the Company’s common stock at a price of $0.10 per share. The CVP Note is secured by substantially all assets of the Company. The investor converted a total of $444,500 of principal and accrued interest of this note into 105,875,646 shares of the Company’s common stock and was repaid $40,000 by the Company during the year ended December 31, 2019. Additionally, the investor converted a total of $78,420 of principal and accrued interest of this note into 32,034,513 shares of the Company’s common stock and was repaid $25,000 by the Company in 2020, resulting in repayment in full in March 2020.

	-	100,235

Convertible note payable to investor (the “UAHC Note”) dated October 10, 2017, with interest at 10%, an OID of $70,000, due October 6, 2019, convertible into shares of the Company’s common stock at a discount of 60% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The UAHC Note includes a warrant to purchase 5,000,000 shares of the Company’s common stock at a price of $0.10 per share. The UAHC Note is secured by substantially all assets of the Company. The investor converted a total of $37,767 of principal and accrued interest of this note into 37,767,405 shares of the Company’s common stock. This note was amended on October 12, 2020 whereby the maturity due date was extended to December 31, 2022 with monthly payments required commencing October 1, 2020. A final note settlement agreement was executed on January 27, 2021 (see Note 12).

	581,723	619,490

Convertible note payable to investor (the “Iliad Note”) dated November 5, 2018 totaling $500,000, plus OID of $225,000 and legal fees of $20,000. The Iliad Note bears interest at 10% and matures on November 5, 2020. Total available under note is $5,520,000, including $500,000 OID (and $20,000 in legal fees applied to the first $500,000 tranche). The Iliad Note is convertible into shares of the Company’s common stock after 180 days at a discount of 35% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The Company borrowed $1,925,000 (including OID of $175,000) under this note during the year ended December 31, 2019. The investor converted a total of $458,360 of principal and accrued interest of this note into 214,880,617 shares of the Company’s common stock and was repaid $194,637 by the Company during the year ended December 31, 2020. The Iliad Note is secured by substantially all assets of the Company. This note was amended on October 12, 2020 whereby the maturity due date was extended to December 31, 2022 with monthly payments required commencing October 1, 2020. A final note settlement agreement was executed on January 27, 2021 (see Note 12).

	1,842,003	2,495,000

Convertible note payable to investor (the “GSC Note”) dated March 11, 2020 totaling $320,500, plus OID of $30,000 and legal fees of $9,500. The GSC Note bears interest at 10% and matures on March 6, 2021. Total available under note is $1,440,000, including $120,000 OID (and $9,500 in legal fees taken on first $320,500 tranche). The GSC Note is convertible into shares of the Company’s common stock at any time at a discount of 25% of the lowest closing bid price of the Company’s common stock during the 10 trading days prior to conversion. The investor converted a total of $201,959 of principal and accrued interest of this note into 107,014,457 shares of the Company’s common stock and the full outstanding balance of $170,000 was repaid during the year ended December 31, 2020.

	-	-

Convertible note payable with an accredited investor dated October 31, 2016, with interest at 0%, due October 31, 2017, convertible at $0.007 per share. This note is currently in default.	$10,500	$10,500

Total convertible notes payable	2,434,226	3,225,225
Less debt discounts		(1,154,327)
Convertible notes payable, net	2,434,226	2,070,898
Less current portion of convertible notes, net	(2,434,226)	(2,070,898)
Long-term convertible notes payable, net	$-	$-

F-14

Accrued interest on the above notes payable totaled $518,366 and $227,352 as of December 31, 2020 and 2019, respectively. Interest expense for the above notes payable for the years ended December 31, 2020 and 2019 was $306,158 and $300,168, respectively. Total amortization of debt discounts was $2,174,273 and $1,662,068 for the years ended December 31, 2020 and 2019, respectively.

Short-term Notes Payable

In May 2020, the Company received total loan proceeds of $332,737 under the SBA’s Paycheck Protection Program (“PPP”) and is included in short-term notes payable as of December 31, 2020. The two PPP loans include a promissory note with Direct Solar America with principal of $312,300, due May 7, 2022, and a promissory note with Singlepoint with principal of $20,437, due in 18 monthly installments beginning December 12, 2020. Both PPP loans bear interest at 1%. Under the PPP loan terms, the Company may apply (and plans to apply) for forgiveness of the PPP loans.

Long-term Note Payable

In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021.

NOTE 5 - OBLIGATIONS UNDER CAPITAL LEASE

The Company leases approximately 1,400 square feet of office space at 2999 North 44th Street, Phoenix, Arizona 85018 through January 31, 2023 at a monthly base rent of $3,270 through January 2020, increasing to $3,618, $3,688 and to $3,758 per month beginning February 2020, February 2021 and February 2022, respectively.

On July 2, 2019, the Company executed a lease agreement for an industrial building space in California for 24 months at base rent of $2,400 per month through June 30, 2021, upon which the lease expires.

The above leases are classified as capital leases under ASC 842 which the Company adopted in 2019. The following is a summary of property held under these capital leases at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Office and warehouse facilities	$224,037	$224,037
Accumulated amortization	(144,870)	(87,106)

Total	$79,167	$136,931

F-15

Future maturities of obligations under capital leases are as follows:

Twelve months ending December 31,
2021	$58,585
2022	45,020
2023	3,758

Total minimum lease payments	107,363
Amounts representing interest	(8,481)
$98,882

NOTE 6 - DERIVATIVE LIABILITY

Derivative Liability- Debt

The fair value of the described embedded derivative on all convertible debt was valued at $0 due to the note amendment executed on October 12, 2020, and $2,813,150 at December 31, 2020 and December 31, 2019, respectively, which was determined using the Black Scholes Pricing Model with the following assumptions:

	December 31, 2020	December 31, 2019
Dividend yields	0%	0%
Term	0-1.0 year	0-2.0 year
Volatility	79.54%-107.2%	107.0%-133.0%
Risk free rate	0.10-1.59%	1.54-2.60%

The Company adjusted the recorded fair value of the derivative liability on debt to market resulting in non-cash, non-operating gain of $744,738 and $604,289 for the years ended December 31, 2020 and 2019, respectively.

Note 2 contains a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2020.

NOTE 7 - STOCKHOLDERS’ DEFICIT

On January 30, 2020, the Company amended its Articles of Incorporation and authorized 5,000,000,000 shares of common stock (previously 2,000,000,000 shares) and 100,000,000 shares of preferred stock (previously 60,000,000 shares), of which 60,000,000 shares are designated as Class A Convertible Preferred Stock. The Company has retroactively reflected this amendment as of December 31, 2019.

F-16

On December 18, 2020, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class B Preferred Stock.

Class A Convertible Preferred Shares

As of December 31, 2020 and, 2019, the Company had authorized 100,000,000 shares of preferred stock, $0.0001 par value per share, of which 60,000,000 shares are designated as Series A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 60,000,000 and 54,200,000 shares were issued and outstanding as of December 31, 2020 and 2019, respectively.

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,500,000,000 and 1,355,000,000 shares of common stock assuming full conversion of all outstanding shares as of December 31, 2020 and 2019, respectively. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of Common Stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

Class B Convertible Preferred Shares

As of December 31, 2020, the Company authorized 1,500 shares of preferred stock, $.0001 par value per share, of which 408 shares were issued and outstanding.

As of December 31, 2020 and 2019, a total of 39,998,500 and 40,000,000 shares of preferred stock remain undesignated and unissued, respectively.

Common Stock

As of December 31, 2020 and 2019, the Company’s authorized common stock was 5,000,000,000 shares, at $0.0001 par value per share, with 2,479,976,812 and 1,698,279,820 shares issued and outstanding as of December 31, 2020 and 2019, respectively.

Equity Financing Agreement

On April 21, 2020, the Company entered an Equity Financing Agreement (the “Equity Financing Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”). Pursuant to the Equity Financing Agreement GHS agreed to purchase up to $7,000,000 in shares of the Company’s common stock, from time to time over the course of twenty-four (24) months after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock (the “Contract Period”). The Registration Statement was declared effective on July 29, 2020 at which time the Company was authorized to direct GHS to purchase shares of Common Stock of the Company.

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put shall be 80% percent of the lowest volume weighted average price (VWAP) of the Company’s Common Stock for ten (10) consecutive trading days preceding the Put. No Put will be made in an amount less than $25,000 or greater than $500,000. In no event is the Company entitled to make a Put or is Investor be entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned, by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date.

F-17

The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of $7,000,000 in the Common Stock of the Company pursuant to the Equity Financing Agreement; on the Date that is twenty-four (24) calendar months from the date the Registration Statement is declared "Effective"; at such time that the Registration Statement is no longer in effect; by the Company at any time, after ninety (90) calendar days’ notice following the closing of any Put; or upon thirty (30) calendar days after written notice by the Company if no Put Notices have been delivered. Actual sales of shares of Common Stock to the Investor under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds under the Equity Financing Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to GHS.

Shares issued during the year ended December 31, 2020

During the year ended December 31, 2020, the Company issued a total of 320,000,000 shares of common stock to GHS at an aggregate price of $812,576 (or $0.0025 per share) under the Put notices issued by the Company under the Equity Financing Agreement.

During the year ended December 31, 2020, the Company issued an aggregate of 391,696,992 shares of common stock to investors for the conversion of a total of $778,657 of convertible debt and accrued interest.

On February 11, 2020, the Company issued 10,000,000 shares of common stock to a consultant for services with a fair value of $87,000, or $0.0087 per share.

On March 12, 2020, the Company issued 5,000,000 shares of common stock to a consultant for services with a fair value of $30,000, or $0.0060 per share.

On October 9, 2020, the Company issued 7,400,000 shares of Class A Preferred Stock to five of the Company’s directors at an aggregate value of $555,000.

On December 8, 2020 the Company issued 15,000,000 shares of common stock to two consultants for services with a fair value of $42,000, or $0.0021 per share.

NOTE 8 - RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

As of December 31, 2020 and December 31, 2019, a total of $1,005,230 and $588,611, respectively, was accrued for unpaid officer wages due the Company’s CEO, CFO and President under their respective employment agreements.

Other

The Company’s CEO has advanced the Company funds since 2017, with a balance due of $911,826 and $735,000, respectively, plus accrued interest of $216,807 and $96,273 as of December 31, 2020 and 2019, respectively. These balances accrue interest at 12% beginning on October 1, 2018, are unsecured and due on demand. Total interest expense on the advances totaled $216,807 and $78,243, for the years ended December 31, 2020 and 2019, respectively. In November 2020, the Company sold the CEO 1,075,527 common shares of equity securities of Jacksam with a fair value measured at $218,874 and was recorded as a reduction of debt related to advances from the related party.

F-18

As of December 31, 2020 and December 31, 2019, a total of $13,039 and $15,222, respectively, was due to the founder of DIGS for advances to DIGS.

As of December 31, 2020 and December 31, 2019, a total of $0 and $2,892, respectively, was due the founder of DIGS and is included in accounts payable.

In March 2020, the board of directors authorized the conversion of amounts payable to the Company’s officers to the Company’s common stock. The amounts are convertible at the option of the officer at a conversion price of $0.01 per share. As of the date of this report, no officer has converted any monies owed into shares of the Company’s common stock.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

In May 2018 the Company entered into an employment agreement with Mr. Greg Lambrecht. The agreement provided that Mr. Lambrecht would serve as CEO and CFO of the Company for a term of three years at an annual salary of $220,000, and an incentive bonus as determined by the board of directors. The agreement shall automatically be renewed for additional three-year periods unless either party has provided written termination of this Agreement at least 90 days prior to the expiration of such term. Greg Lambrecht resigned as CFO of the Company in January 2020. If employment is terminated as a result of his death or Disability (as defined in the agreement), the Company shall pay, his Base Salary (as defined in the agreement) and any accrued but unpaid Bonus (as defined in the agreement) and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to two years of Base Salary (at the time his Death or Disability occurs) within 30 days of his Death or Disability. In the event the Company does not have the cash flow to pay such amount within 30 days as set forth above, the Company may make such payments over 12 equal monthly installments. If employment is terminated by the Board of Directors of the Company for Cause (as defined in the agreement), then the Company shall pay his Base Salary through the date of his termination and there shall be no further entitlement to any other compensation or benefits from the Company. If employment is terminated by the Company (or its successor) upon the occurrence of a Change of Control (as defined in the agreement) or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to his Base Salary for a period of thirty six (36) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iv) pay the Executive the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, (iv) pay expense reimbursement amounts through the date of termination. While the Company does not currently have a stock option plan, if one is created in the future and options are granted to Mr. Lambrecht, all such Stock Options that have not vested as of the date of such termination shall be accelerated and deemed to have vested as of such termination date and shall remain exercisable for a period as outlined in the Company’s Stock Option program, and (v) Mr. Lambrecht shall be entitled to receive equivalent share issuances as any executive officer, management or director of the Company receives for a period of 36 months thereafter. If employment is terminated by Mr. Lambrecht for Good Reason (as defined in the agreement), or if this Agreement is not renewed, then the Company shall (i) pay a single lump sum cash payment within five business days of such termination equal to 18 times the then monthly Base Salary in effect regardless of when such termination occurs (provided, that in the event the Company does not have the cash flow to pay such amount within five business days as set forth above, the Company may make such payments over 12 equal monthly installments), and (ii) pay Executive the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iii) pay Executive any expense reimbursement amounts owed, and payment for any unused vacation days, through the date of termination. All Stock Options that are scheduled to vest in the contract year of the date of such termination shall be accelerated and deemed to have vested as of the termination date. All Stock Options that have not vested (or deemed to have vested pursuant to the preceding sentence) shall be deemed expired, null and void. Any Stock Options that have vested as of the date of termination shall remain exercisable for a period as outlined in the Company’s Stock Option program.

F-19

In May 2018 the Company entered into an employment agreement with Mr. Ralston. The agreement provided that Mr. Ralston would serve as President of the Company for a term of three years at an annual salary of $100,000, and an incentive bonus as determined by the board of directors. The agreement shall automatically be renewed for additional three-year periods unless either party has provided written termination of this Agreement at least 90 days prior to the expiration of such term. If employment is terminated as a result of his death or Disability (as defined in the agreement), the Company shall pay, his Base Salary (as defined in the agreement) and any accrued but unpaid Bonus (as defined in the agreement) and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to two years of Base Salary (at the time his Death or Disability occurs) within 30 days of his Death or Disability. In the event the Company does not have the cash flow to pay such amount within 30 days as set forth above, the Company may make such payments over 12 equal monthly installments. If employment is terminated by the Board of Directors of the Company for Cause (as defined in the agreement), then the Company shall pay his Base Salary through the date of his termination and there shall be no further entitlement to any other compensation or benefits from the Company. If employment is terminated by the Company (or its successor) upon the occurrence of a Change of Control (as defined in the agreement) or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to his Base Salary for a period of thirty six (36) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iv) pay the Executive the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, (iv) pay expense reimbursement amounts through the date of termination. While the Company does not currently have a stock option plan, if one is created in the future and granted to Mr. Ralston, all such Stock Options that have not vested as of the date of such termination shall be accelerated and deemed to have vested as of such termination date and shall remain exercisable for a period as outlined in the Company’s Stock Option program, and (v) Mr. Ralston shall be entitled to receive equivalent share issuances as any executive officer, management or director of the Company receives for a period of 36 months thereafter. If employment is terminated by Mr. Ralston for Good Reason (as defined in the agreement), or if this Agreement is not renewed, then the Company shall (i) pay a single lump sum cash payment within five business days of such termination equal to 18 times the then monthly Base Salary in effect regardless of when such termination occurs (provided, that in the event the Company does not have the cash flow to pay such amount within five business days as set forth above, the Company may make such payments over 12 equal monthly installments), and (ii) pay Executive the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iii) pay Executive any expense reimbursement amounts owed, and payment for any unused vacation days, through the date of termination. All Stock Options that are scheduled to vest in the contract year of the date of such termination shall be accelerated and deemed to have vested as of the termination date. All Stock Options that have not vested (or deemed to have vested pursuant to the preceding sentence) shall be deemed expired, null and void. Any Stock Options that have vested as of the date of termination shall remain exercisable for a period as outlined in the Company’s Stock Option program.

In January 2020, the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer of the Company effective January 1, 2020. The following is a summary of the material terms of the employment agreement (all capitalized terms not otherwise defined herein are defined in the employment agreement): term is for a period of one year; salary is $80,000 per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination.

Equity Incentive Plan

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”) to provide additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. As of the date of this report the Company has not issued any awards under the Plan.

F-20

Standard Eco LLC (“Standard Eco”)

On October 8, 2020 Direct Solar America and the principals of Standard Eco agreed to the following terms and conditions:

(i)

Direct Solar America and principles of Standard Eco agreed to form new joint venture entities, to assist with the build out of a national solar installation network; ownership of the new joint ventures will be 51% Direct Solar America and 49% Standard Eco; if it is required by a state and/or territory that a certain percentage of ownership of an entity is required to be held by a qualifying third-party, both parties shall agree to proportionally dilute by the respective amount of ownership necessary to fulfill that requirement with the understanding that in no case shall Direct Solar America’s ownership interest be dilutable to less than fifty one (51%) percent. Any ownership granted as a requirement for a Qualifying Party shall not have any profit distribution rights and shall be deemed “non voting” with the voting right proportionally distributed based upon the existing memberships ownership interests. Standard Eco shall be allowed to continue operations in all states and territories and shall not be bound to any non-compete language and/or restriction of services.

(ii)	All business initiated through the efforts of Direct Solar America shall be designated to run through the new solar installation entity.

As of December 31, 2020, no new additional joint ventures entities were established pursuant to the agreement and there were no financial obligations owed to Standard Eco based on certain threshold criteria.

NOTE 10 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Year Ended December 31,	Year Ended December 31,
	2020	2019

Revenue by product/service lines:

Retail	$85,428	$158,903
Distribution	138,809	521,013
Services	2,653,924	2,663,917
Total	$2,878,161	$3,343,833

Revenue by subsidiary:

Singlepoint (parent company)	$184,561	$576,499
Direct Solar America	2,653,924	2,031,743
DIGS	39,676	151,381
Shield Saver	-	19,339
JAG	-	564,870
Total	$2,878,161	$3,343,833

One customer comprised approximately 13% of the Company’s revenue for year ended December 31, 2019. Two customers comprised approximately 35% and 26%, respectively, of the Company's revenue for the year ended December 31, 2020.

F-21

NOTE 11 - INCOME TAXES

The components of income tax expense for the years ended December 31, 2020 and 2019 consist of the following:

	2020	2019
Federal tax statutory rate	21.0%	21.0%
Permanent differences	(0.0)%	(11.6)%
Valuation allowance	21.0%	(9.4)%
Effective rate	0%	0%

Significant components of the Company’s estimated deferred tax assets and liabilities as of December 31, 2020 and 2019 are as follows:

	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$2,024,000	$1,238,000
Temporary differences	457,000	1,334,000

Total deferred tax asset	2,481,000	2,572,000

Valuation allowance	(2,481,000)	(2,572,000)

The Company has net operating losses (“NOLs”) as of December 31, 2020 of approximately $9,700,000 for federal tax purposes, which will expire in varying amounts through 2039. The Company may be able to utilize its NOLs to reduce future federal and state income tax liabilities. However, these NOLs are subject to various limitations under Internal Revenue Code ("IRC") Section 382. IRC Section 382 limits the use of NOLs to the extent there has been an ownership change of more than 50 percentage points. In addition, the NOL carry-forwards are subject to examination by the taxing authority and could be adjusted or disallowed due to such exams. Although the Company has not undergone an IRC Section 382 analysis, it is possible that the utilization of the NOLs could be substantially limited. The Company has no tax provision for the years ended December 31,2020 and 2019 due to the net losses and full valuation allowances against net deferred tax assets.

F-22

NOTE 12 - SUBSEQUENT EVENTS

On January 26, 2021 the Company entered into a purchase agreement to acquire 100% ownership of EnergyWyze, LLC, a limited liability company. The purchase price consideration consists of the following:

$75,000.00 with $25,000.00 paid at closing and the remaining balance of $50,000.00 to be in the form of a 180 day Seller Note to be retired in conjunction with any capital raise associated with the intended up listing to a national exchange. The Seller Note would be extendable for a period of 90 days at the Buyer’s option, furthermore the note can be converted at any time by the sellers into Common Stock during the initial 180-day period based on the 10 Day Volume Weighted Average Price (VWAP).

$450,000.00 USD in Restricted Common Stock based on the 10 Day VWAP immediately preceding the closing date and each vesting period. Stock awarded will be allocated equally, $150,000.00 USD each, between the principals named in the LOI , and will vest over a three-year period. Each principal member must be employed by the Company on the vesting date to be awarded the equity award. The vesting schedule shall be as follows: $50,000.00 USD shall vest on July 1, 2021. $100,000.00 USD, representing the remaining individual balance, shall be divided into ten equal amounts and will vest on quarterly basis over the next 10 quarters post the initial vesting period of July 1, 2021.

On January 27, 2021, the Company entered into a Note Settlement Agreement (“Settlement Agreement”) related to the UAHC and Iliad Notes. Pursuant to the terms of the Settlement Agreement, the Company issued 100,000,000 and 30,000,000 shares of common stock to repay the Iliad Note and the UAHC Note, respectively. As of January 27, 2021, the outstanding balances of Iliad Note and the UAHC Note plus accrued interest were $2,253,666.82 and $681,170, respectively. The Company recorded losses on the debt settlement of $136,333 and $35,830, for the Iliad Note and the UAHC Note, respectively.

On January 28, 2021, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class C preferred stock.

On January 28, 2021, the Company entered into a purchase agreement with GHS whereby GHS agreed to purchase, in tranches, up to $1,000,000 of Class C preferred stock in exchange for 1,010 shares of Class C preferred stock. GHS purchased the first tranche of 500 shares for $500,000.

On February 12, 2021, the Company entered into an agreement to purchase 51% ownership of Box Pure Air, LLC, a Delaware limited liability company. The consideration consisted of an aggregate number of common stock shares equal to $500,000.

On February 22, 2021, GHS purchased a second tranche of 250 shares of Class C preferred stock for $250,000.

On March 11, 2021, the Company amended its Articles of Incorporation to designate 2,000 shares of undesignated preferred stock as Class D preferred stock.

On March 11, 2021, the Company entered into a purchase agreement with GHS whereby GHS agreed to purchase, in tranches, up to $2,000,000 of Class D preferred stock in exchange for 2,000 shares of Class D preferred stock. GHS purchased the first tranche of 500 shares for $500,000. On March 19, 2021, GHS purchased the second tranche of 500 shares of Class D preferred stock for $500,000. On March 26, 2021 GHS purchased the third tranche of 500 shares of Class D preferred stock for $500,000. On April 1, 2021, GHS purchased the fourth tranche of 500 shares of Class D preferred stock for $500,000.

On March 22, 2021, we filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to effect a 1 for 75 reverse stock split. At the effective time of the reverse stock split, every 75 shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock will remain unchanged.

On April 7, 2021 we completed the spin-off of 1606 Corp. whereby each holder of common stock and Class A Preferred Stock of the Company received one share of unregistered and restricted common stock and Class A Preferred Stock of 1606 Corp. for each such share owned of the Company.

F-23

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash	$854,589	$198,473
Accounts receivable	300,907	3,368
Prepaid expenses	105,786	4,834
Inventory	68,180	63,456
Note receivable from related party	63,456	-
Current portion of deferred compensation, net of discount	203,761	-

Total Current Assets	1,596,679	270,131

NON-CURRENT ASSETS:
Property, net	66,404	79,167
Investment, at fair value	35,000	623,637
Intangible assets, net	41,745	49,005
Goodwill	2,468,740	1,893,740
Deferred compensation, net of current portion	135,840	-

Total Assets	$4,344,408	$2,915,680

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES:
Accounts payable, including related party	$640,407	$245,362
Accrued expenses, including accrued officer salaries	470,922	1,661,208
Current portion of convertible notes payable, net of debt discount	10,500	2,434,226
Capital lease obligations, current portion	39,710	51,365
Advances from related party	342,598	1,151,946
Short-term notes payable	830,108	372,232

Total Current Liabilities	2,334,245	5,916,339

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion	-	-
Capital lease obligations, net of current portion	26,995	47,517
Advances from related party, net of current portion	707,680	-
Long-term notes payable	285,840	150,000

Total Liabilities	3,354,760	6,113,856

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
Undesignated preferred stock, par value $0.0001; 39,995,000 and 39,998,500 shares authorized as of June 30, 2021, and December 31, 2020, respectively;

Class A convertible preferred stock, par value $0.0001; 60,000,000 shares authorized; 56,538,285 and 60,000,000 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively	5,654	6,000

Class B convertible preferred stock, par value $0.0001; 1,500 shares authorized; 123 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively	-	-

Class C convertible preferred stock, par value $0.0001; 1,500 and no shares authorized as of June 30, 2021, and December 31, 2020, respectively; 760 and no shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively	-	-

Class D convertible preferred stock, par value $0.0001; 2,000 and no shares authorized as of June 30, 2021, and December 31, 2020, respectively; 2,000 and no shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively	-	-

Common stock, par value $0.0001; 5,000,000,000 shares authorized; 42,838,120 and 33,075,711 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively	4,283	3,308

Additional paid-in capital	84,824,680	78,132,202
Accumulated deficit	(82,926,105)	(80,785,887)
Total Singlepoint Inc. stockholders' equity (deficit)	1,908,512	(2,644,377)
Non-controlling interest	(918,864)	(553,799)
Total Stockholders' Equity (Deficit)	989,648	(3,198,176)

Total Liabilities and Stockholders' Equity (Deficit)	$4,344,408	$2,915,680

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

REVENUE	$454,822	$395,277	$693,835	$1,470,499

Cost of Revenue	302,332	290,594	607,071	1,056,202

Gross profit	152,490	104,683	86,764	414,297

OPERATING EXPENSES:
Consulting fees	68,544	36,921	128,875	173,937
Professional and legal fees	236,981	96,796	358,538	171,614
Investor relations	111,601	19,368	278,956	63,152
General and administrative	867,107	689,557	1,564,556	1,380,529

Operating expenses	1,284,232	842,642	2,330,925	1,789,232

LOSS FROM OPERATIONS	(1,131,742)	(737,959)	(2,244,161)	(1,374,935)

OTHER INCOME (EXPENSE):
Interest expense	(12,404)	(102,180)	(67,769)	(229,510)
Amortization of debt discounts	-	(631,084)	-	(1,079,374)
Loss on settlement of debt	-	-	(151,727)	(41,264)
Gain (loss) on change in fair value of derivative liability and equity securities	0	291,634	(41,627)	(417,298)

Other income (expense)	(12,404)	(441,630)	(261,123)	(1,767,446)

INCOME (LOSS) BEFORE INCOME TAXES	(1,144,146)	(1,179,589)	(2,505,284)	(3,142,381)

Income taxes	-	-	-	-

NET INCOME (LOSS)	(1,144,146)	(1,179,589)	(2,505,284)	(3,142,381)

Loss (income) attributable to non-controlling interests	145,657	153,799	365,065	196,160

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(998,489)	$(1,025,790)	$(2,140,219)	$(2,946,221)

Net income (loss) per share - basic	$(0.03)	$(0.04)	$(0.06)	$(0.13)

Weighted average number of common shares outstanding - basic	38,213,035	24,075,925	36,400,337	23,489,688

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited)

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Preferred Stock Class D Par Value $0.0001		Common Stock Par Value $0.0001					Total
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Non-controlling Interest	Stockholders' Equity (Deficit)
Balance, December 31, 2020	60,000,000	$6,000	408	$-	-	-	-	-	33,075,711	$3,308	$78,132,202	$(80,785,887)	$(553,799)	$(3,198,176)

Issuance of common shares for services									133,334	13	53,853			53,866
Issuance of preferred shares for cash					760	-	2,000	-			2,760,000			2,760,000
Issuance of common shares for acquisition									168,350	17	499,983			500,000
Issuance of common shares for principal and accrued interest on notes									2,096,321	210	3,378,576			3,378,785
Conversion of preferred shares	(3,461,715)	(346)	(285)						5,620,061	562	67			283
Issuance of common shares for cash														-
Rounding adjustment in connection with reverse split									1,744,343	174				174

Net loss												(2,140,219)	(365,065)	(2,505,284)

Balance, June 30, 2021	56,538,285	$5,654	123	$-	760	-	2,000	-	42,838,120	$4,283	$84,824,680	$(82,926,105)	$(918,864)	$989,648

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

SINGLEPOINT INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT) For the Six Months Ended June 30, 2020

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Preferred Stock Class D Par Value $0.0001		Common Stock Par Value $0.0001
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Non-controlling Interest	Stockholders' Equity (Deficit)
Balance, December 31, 2019	54,200,000	$5,420	54,200,000	$5,420	-	$-	-	$-	22,643,731	$2,264	$72,377,957	$(76,752,170)	$(143,011)	$(4,509,540)

Issuance of common shares for services									200,000	20	117,980			118,000
Issuance of common shares for services previously accrued
Issuance of common shares for acquisition
Issuance of common shares for principal and accrued interest on convertible notes									1,097,926	110	233,311			233,421
Issuance of preferred shares for services
Conversion of preferred shares			(1,600,000)	(160)					533,333	53	107			0
Warrants issued with convertible notes payable
Settlement of derivative liability due to debt conversion											319,765			319,765
Disposal of subsidiary												-		-

Net loss												(2,946,221)	(196,160)	(3,142,381)

Balance, June 30, 2020	54,200,000	$5,420	52,600,000	5,260	-	-	-	-	24,474,991	$2,447	$73,049,120	$(79,698,391)	$(339,171)	$(6,980,575)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30, 2021	June 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders	$(2,140,219)	$(2,946,221)
Adjustments to reconcile net loss to net cash used in operating activities
Loss attributable to non-controlling interests	(365,065)	(196,160)
Common stock issued for services	53,867	118,000
Depreciation	28,883	28,882
Amortization of intangibles	7,260	16,335
Amortization of debt discounts	-	1,079,374
Loss on change in fair value of equity securities	41,627	417,298
(Gain) loss on debt settlement	151,727	41,264
Changes in operating assets and liabilities:
Accounts receivable	(297,539)	35,464
Prepaid expenses	(100,952)	15,991
Inventory	(68,180)	38,757
Accounts payable	395,045	12,254
Accrued expenses	110,305	420,333

NET CASH USED IN OPERATING ACTIVITIES	(2,183,241)	(918,429)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received for return on investment		25,000
Cash paid for acquisition	(25,000)
Cash paid for property, plant and equipment	(16,120)	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(41,120)	25,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances from related party	211,397	260,000
Proceeds from short-term notes payable	311,070	332,737
Payments on advances to related party	(8,295)	-
Payments on convertible notes payable	(75,000)	(25,000)
Payments on capital lease obligations	(32,177)	(28,460)
Proceeds from issuance of convertible notes	-	320,500
Payments on notes payable	(286,518)	-
Proceeds from sale of preferred stock - Class C	760,000	-
Proceeds from sale of preferred stock - Class D	2,000,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,880,477	859,777

NET CHANGE IN CASH	656,116	(33,652)

Cash at beginning of period	198,473	110,128

Cash at end of period	$854,589	$76,476

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-
Income tax paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for accrued interest	$-	$3,185
Non-cash consideration given for acquisitions through issuance of common stock and notes payable	$550,000	$-
Original issue discount from issuance of notes payable	$-	$39,500
Common stock issued for conversion of debt and accrued interest	$-	$233,421
Recognition of debt discount attributable to derivative liability	$-	$984,801
Derivative liability settlements	$-	$319,765
Conversion of preferred stock to common stock	$100	$4,000
Derivative liability recognized from convertible debt	$-	$1,133,240
Inventory transferred to Related Party for Note Receivable	$63,456	$-
Investment in Jacksam transferred for reduction in Related Party debt	$547,010	$-
Non-cash portion of termination agreement removing accrued compensation and Related Party debt in exchange for stock and new Related Party note	$1,120,852	$-
Deferred stock compensation recognized for acquisitions	$450,000	$-
Discount recognized on deferred stock compensation for acquisitions	$110,402	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

SINGLEPOINT INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

On May 14, 2019, Singlepoint Inc. (“Singlepoint” or “the Company”) established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC (See Note 3). The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America. On January 26, 2021 the Company entered into a purchase agreement to acquire 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”) (See Note 3). On February 12, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”) (See Note 3).

Business

We are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries specialized in solar energy and air purification. We built our portfolio through synergistic acquisitions, products, and partnerships. The Company’s initial focus is on solar energy. Through technology solutions we believe we will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. As of June 30, 2021 we currently have five subsidiaries, EnergyWyze LLC, 100% interest, Box Pure Air, 51% interest, Direct Solar America, 51% interest, Discount Indoor Garden Supply, Inc. (“DIGS”), 90% interest, and ShieldSaver, LLC (“ShieldSaver”), 51% interest. Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. In April 2021, we formalized and completed the spin-off of 1606 Corp. We intend to spin-off additional assets or non-core subsidiaries in the future.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 2021, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s businesses and to achieve profitable operations. Since the Company has not yet achieved profitable operations and/or adequate cash flows, management will continue to pursue additional debt and equity financing.

F-29

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly our consolidated financial position as of June 30, 2021 and December 31, 2020, and the results of our consolidated operations for the interim periods presented. We follow the same accounting policies when preparing quarterly financial data as we use for preparing annual data. These statements should be read in conjunction with the consolidated financial statements and the notes included in our latest annual report on Form 10-K for the year ended December 31, 2020, and our other reports on file with the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements include the accounts of Singlepoint, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of June 30, 2021 and December 31, 2020, and for the three and six months ended June 30, 2021 and 2020. All significant intercompany transactions have been eliminated in consolidation.

On April 7, 2021 we completed the spin-off of 1606 Corp. whereby each holder of common stock and Class A Preferred Stock of the Company received one share of unregistered and restricted common stock and Class A Preferred Stock of 1606 Corp. for each such share owned of the Company. Inventory of $63,456 went to 1606 Corp. in exchange for a note receivable. All 1606 Corp. brand, web, social, media content, were included with the spin out for the business to be a fully operational entity at time of completion.

Reverse Stock-split

On March 26, 2021, we affected a 1 for 75 reverse stock split of our common stock. At the effective time of the reverse stock split, every 75 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties. All disclosures of common shares and per common share data in the accompanying financial statements and related notes reflect this reverse stock split for all periods presented.

Revenues

The Company records revenue under the adoption of ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

F-30

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, DIGS),

(2)	Distribution (1606 and related products through the date of the spin-off) and,

(3)	Services Revenue (Direct Solar America)

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Direct Solar America

(3)	EnergyWyze

(4)	Box Pure Air

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers.

Distribution Revenue. Our distribution revenue includes SinglePoint’s 1606 Corp. (through the date of the spin-off) and related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing. Except for when sold directly to the consumer upon which payment is due immediately.

Services Revenue. Our services’ revenue includes services provided by Direct Solar America, which earns revenue for solar services placed with third-party contractors. SinglePoint’s merchant services provide payment services to businesses with revenue recognized upon the close and remittance of commissions each month. ShieldSaver offers business-to-business services related to windshield repair and replacement for consumers. Service revenue is recognized as the performance obligations are fulfilled.

Returns and other adjustments

The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and is netted with gross sales. The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately debits net product revenues for these transactions based on the known discount and customer rebates. The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates on product revenues during the quarter ended June 30, 2021 are not material.

F-31

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had deposits in excess of amounts insured by the FDIC as of June 30, 2021.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Committee (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes'', which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the ASC 260-10, “Earnings per Share”. Common stock equivalents are not used in the computation of loss per share, as their effect would be antidilutive. Diluted EPS includes the effect from potential issuance of common stock, including stock issuable pursuant to the assumed exercise of warrants and conversion of convertible notes and Class A Preferred Stock. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

F-32

The following table summarizes the number of shares of common stock issuable pursuant to our convertible securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Six Months	Six Months
	Ended	Ended
	June 30, 2021	June 30, 2020

Series A Preferred Stock	1,413,457,125	1,315,000,000
Series B Preferred Stock	806,557	-
Series C Preferred Stock	747,540	-
Series D Preferred Stock	1,395,349	-
Convertible notes	20,000	19,108,819
Warrants	10,000,000	10,000,000
Potentially dilutive securities	1,428,295,424	2,753,161,412

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Fair Value Measurements

On January 1, 2011, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. Beginning on January 1, 2011, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

F-33

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, investments, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic impairment tests.

The Company’s derivative liabilities have been valued as Level 3 instruments.

As of December 31, 2019, the Company had an investment in equity securities that did not have a readily determinable fair value, or “RDFV”. This investment was assessed and measured at fair value that was determined to be zero. As of June 30, 2021, and December 31, 2020, this investment in equity securities did meet the standards for a RDFV and has been valued as a Level 1 instrument. For the six months ended June 30, 2021, a loss of $41,627 was recognized related to the fair value measurement of these equity securities.

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability and equity securities - June 30, 2021	$-	$-	$-	$-

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability and equity securities - December 31, 2020	$588,637	$-	$-	$588,637

Recently Issued Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows. Management has evaluated these new pronouncements through June 30, 2021.

Subsequent Events

Other than the events described in Note 10, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.

NOTE 3 - INVESTMENTS, ACQUISITIONS, GOODWILL AND INTANGIBLE ASSETS

Investments

The Company records certain investments using the cost method. If cost exceeds fair value, an impairment loss is recognized unless the impairment is considered temporary. The Company records investments in equity securities using the fair value method. In certain cases, the equity securities may not meet the criteria for RDFV, then the Company determines the fair value using Black-Scholes calculations with applicable assumptions.

The Company had investments recorded using the cash method of $35,000 as of June 30, 2021 and December 31, 2020.

F-34

The Company had investments in equity securities using the fair value method of $0 and $588,637 as of June 30, 2021, and December 31, 2020, respectively. On April 26, 2021, the Company completed a debt reduction through the sale of Jacksam Corporation shares owned by the Company to Greg Lambrecht. No gain or losses were incurred with this debt settlement.

2021 Acquisition - Box Pure Air, LLC

On February 26, 2021, the Company completed the acquisition of 51% of the membership interests in Box Pure Air, LLC. The purchase price consideration for this ownership interest was $500,000 paid with the issuance of 168,350 shares of common stock. The total value of common stock issued was allocated to goodwill pending further assessment and identification of acquired assets.

Total revenue of $65,430 and $217,098, net loss of ($353,115) and ($353,115), and contributed net loss of ($180,088) and ($152,043) after non-controlling interest related to Box Pure Air for the three and six months ended June 30, 2021, respectively, are included in the Company’s accompanying consolidated statement of operations.

2021 Acquisition - EnergyWyze, LLC

On January 26, 2021 the Company entered into a purchase agreement to acquire 100% ownership of EnergyWyze, LLC, a limited liability company. The purchase price consideration consisted of the following:

The Company paid $25,000 at closing and the remaining balance of $50,000 in the form of a 180-day Note (the “Seller Note”) to be retired in conjunction with any capital raise associated with the up listing of the Company’s common stock to a national exchange. The Seller Note would be extendable for a period of 90-days at the Company’s option, furthermore the note can be converted at any time into Common Stock during the initial 180-day period based on the 10 Day Volume Weighted Average Price (VWAP) of the Company’s common stock. These two components of the purchase price consideration were allocated to Goodwill pending further assessment and identification of acquired assets. The Company paid the $25,000 at the closing and recorded a Seller Note with a fair value of $50,000 as a short-term liability on the balance sheet as of March 31, 2021. As of June 30, 2021, the Seller Note has been paid in full.

The final component of the consideration consisted of the following:

$450,000.00 USD in Restricted Common Stock of the Company based on the 10 Day VWAP immediately preceding the closing date. Such shares are allocated equally, $150,000 USD each, between the principal members of Energy Wyze, and will vest over a three-year period. Each principal member must be employed on the vesting date to be awarded such shares. The vesting schedule shall be as follows: $50,000 USD shall vest on July 1, 2021, and $100,000 USD, representing the remaining balance, shall be divided into ten equal amounts and will vest on quarterly basis over the next 10 quarters post the initial vesting period of July 1, 2021.

For this component of the acquisition, the Company determined the $450,000 payment represented compensation for post-acquisition services due to the vesting directly tied to the sellers’ employment by the Company. Further, the Company determined that it was “more-likely-than-not” the principal members would remain employed for the 36-month vesting period. The Company determined the fair value of the $450,000 using the Black-Scholes calculation method based on the following criteria:

March 31, 2021
Dividend yields	0%
Exercise price based on 10-day VWAP for the common stock	$1.47
Volatility	136.8%
Risk free rate	.018%

F-35

Based on the Black-Scholes calculation, the purchase consideration price of $450,000 had a fair value of $339,599. The Company recorded the $450,000, net of the initial $110,401 discount as a purchase price liability with an offset to deferred compensation asset. The deferred compensation and the discount amount will be amortized to compensation expense over the 36 months consistent with the vesting schedule set forth in the acquisition agreement. The purchase price liability will be converted to common stock upon issuance of any vested shares.

Goodwill and Intangible Assets

The following table presents details of the Company’s goodwill as of June 30, 2021 and December 31, 2020:

Goodwill
Balances at December 31, 2020:	$1,893,740
Aggregate goodwill acquired	575,000
Impairment losses	-
Goodwill adjustment	-
Balances at June 30, 2021:	$2,468,740

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

The Company used the discounted cash flow method for the impairment testing as of March 31, 2021, and December 31, 2020. The Company performed discounted cash flow analysis projected over four years to estimate the fair value of the reporting unit, using management’s best judgement as to revenue growth rates and expense projections. This analysis indicated cash flows (and discounted cash flows) greater than the book value of goodwill. The Company determined there were no indicators of impairment in goodwill as of June 30, 2021.

F-36

NOTE 4 - CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

Convertible notes payable consisted of the following:
	June 30, 2021	December 31, 2020

Convertible note payable to investor (the “UAHC Note”) dated October 10, 2017, with interest at 10%, an OID of $70,000, due October 6, 2019, convertible into shares of the Company’s common stock at a discount of 60% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The UAHC Note includes a warrant to purchase 5,000,000 shares of the Company’s common stock at a price of $0.10 per share. The UAHC Note is secured by substantially all assets of the Company. The investor converted a total of $37,767 of principal and accrued interest of this note into 37,767,405 shares of the Company’s common stock. This note was amended on October 12, 2020 whereby the maturity due date was extended to December 31, 2022 with monthly payments required commencing October 1, 2020. A final note settlement agreement was executed on January 27, 2021, whereby the Company issued 400,000 shares of common stock to repay the outstanding balance of principal plus accrued interest totaling $681,170. The Company recognized a loss on debt settlement of $35,830.

	-	581,723

Convertible note payable to investor (the “Iliad Note”) dated November 5, 2018 totaling $500,000, plus OID of $225,000 and legal fees of $20,000. The Iliad Note bears interest at 10% and matures on November 5, 2020. Total available under note is $5,520,000, including $500,000 OID (and $20,000 in legal fees applied to the first $500,000 tranche). The Iliad Note is convertible into shares of the Company’s common stock after 180 days at a discount of 35% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The Company borrowed $1,925,000 (including OID of $175,000) under this note during the year ended December 31, 2019. The investor converted a total of $458,360 of principal and accrued interest of this note into 214,880,617 shares of the Company’s common stock and was repaid $194,637 by the Company during the year ended December 31, 2020. The Iliad Note is secured by substantially all assets of the Company. This note was amended on October 12, 2020 whereby the maturity due date was extended to December 31, 2022 with monthly payments required commencing October 1, 2020. A final note settlement agreement was executed on January 27, 2021, whereby the Company issued 1,333,333 shares of common stock to repay the outstanding balance of principal plus accrued interest totaling $2,253,667. The Company recognized a loss on debt settlement of $136,333.

	-	1,842,003

Convertible note payable with an accredited investor dated October 31, 2016, with interest at 0%, due October 31, 2017, convertible at $0.525 per share. This note is currently in default.	10,500	10,500
Total convertible notes payable	10,500	2,434,226
Less debt discounts	-	-
Convertible notes payable, net	10,500	2,434,226
Less current portion of convertible notes, net	(10,500)	(2,434,226)
Long-term convertible notes payable, net	$-	$-

F-37

Interest expense for the above notes payable for the six months ended June 30, 2021 and 2020 was $17,744 and $166,071, respectively. Total amortization of debt discounts was $0 and $1,079,374 for the six months ended June 30, 2021 and 2020, respectively.

Short-term Notes Payable

In May 2020, the Company received total loan proceeds of $332,737 under the SBA’s Paycheck Protection Program (“PPP”) and was included in short-term notes payable as of December 31, 2020. The two PPP loans include a promissory note with Direct Solar America with principal of $312,300 due May 7, 2022, and a promissory note with Singlepoint with principal of $20,437 due in 18 monthly installments beginning December 12, 2020. Under the PPP loan terms, the Company may apply for forgiveness of the PPP loans. On January 27, 2021 the Direct Solar America note was forgiven. On March 9, 2021, the Singlepoint note was forgiven. On January 27, 2021 Direct Solar America received a new PPP loan with principal of $311,070, due January 26, 2026, and bears interest at 1%.

Long-term Note Payable

In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2022.

Acquisition of EnergyWyze - Consideration Payables

Related to the acquisition of EnergyWyze, the Company issued a non-interest bearing note in the amount of $50,000 (See Note 3). This note was recorded at face value, which was considered the fair value of this short-term note. As of June 30, 2021, the balance of this note has been satisfied.

Also related to the acquisition of EnergyWyze, the Company incurred a purchase consideration obligation of $450,000 with a fair value of $339,599 (See Note 3), of which $203,759 is included in Short-term notes payable and $135,840 is included in Long-term notes payable.

NOTE 5 - OBLIGATIONS UNDER CAPITAL LEASE

The Company leases approximately 1,400 square feet of office space at 2999 North 44th Street, Phoenix, Arizona 85018 through January 31, 2023 at a monthly base rent of $3,688 through February 2022 then increasing to $3,758 per month beginning February 2022.

On July 2, 2019, the Company executed a lease agreement for an industrial building space in California for 24 months at base rent of $2,400 per month through June 30, 2021. On July 1, 2021, this lease went to a month-to-month basis.

F-38

The above leases were classified as capital leases under ASC 842 which the Company adopted in 2019. The following is a summary of property held under these capital leases at June 30, 2021 and December 31, 2020:

	June 30,	December 31,
	2021	2020

Office and warehouse facilities	$224,037	$224,037
Accumulated amortization	(157,332)	(144,870)

Total	$66,705	$79,167

Future maturities of obligations under capital leases are as follows:

Twelve months ending December 31,
2021	$40,391
2022	45,020
2023	3,758

Total minimum lease payments	89,169
Amounts representing interest	(6,140)
$83,029

NOTE 6 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Shares

As of June 30, 2021, and December 31, 2020, the Company had authorized 100,000,000 shares of preferred stock, $0.0001 per value per share, of which 60,000,000 shares are designated as Series A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 56,538,285 and 60,000,000 shares were issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,413,457,125 as of June 30th, 2021 shares of common stock assuming full conversion of all outstanding shares. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of Common Stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

Class B Preferred Stock

As of June 30, 2021, and December 31, 2020, the Company had authorized 1,500 shares of Class B Preferred Stock, $.0001 par value per share, of which 123 shares and 408 shares were issued and outstanding, respectively.

Below is a summary description of the material rights, designations and preferences of the Class B Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

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The Company has the right to redeem the Class B Preferred Stock, in accordance with the following schedule:

i.

If all of the Class B Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class B Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class B Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class B Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of eight percent (8%) per annum on the Class B Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class B Preferred Stock calculated at the purchase price.

The Stated Value of the Class B Preferred Stock is $1,200 per share.

Following any Event of Default (as defined in the Certificate of Designation), all outstanding shares of Class B Preferred Stock shall come immediately due for redemption and the redemption amount shall accrue interest at the lesser of (a) 18% per annum or (b) the maximum legal rate. Redemption following an Event of Default shall occur at an amount equaling: one hundred and thirty five percent (135%), multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation for all shares of Class B Preferred Stock.

The Class B Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class B Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share of Preferred Stock by $0.183.

From the date of issuance until the date when the Holder no longer holds any shares of Class B Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class B Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

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In addition to any adjustments pursuant to the terms of the Certificate of Designation, if at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class B Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

If at any time on or after the issuance date of the Class B Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class B Preferred Stock.

Class C Preferred Stock

On January 28, 2021, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class C Preferred Stock, of which 760 shares were issued and outstanding as of June 30, 2021.

Below is a summary description of the material rights, designations and preferences of the Class C Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

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The Company has the right to redeem the Class C Preferred Stock, in accordance with the following schedule:

i.

If all of the Class C Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class C Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class C Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class C Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value of the Class C Preferred Stock is $1,200 per share.

The Class C Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of (i)(a) $1.22 (a fixed price equaling ninety percent (90%) of the average daily volume weighted average price (“VWAP”) for the Company’s common stock for the five (5) trading days preceding the execution of definitive agreements); and (b) where applicable, a fixed price equaling ninety percent (90%) of the average daily VWAP for the five (5) trading days following a reverse split..

From the date of issuance until the date when the Holder no longer holds any shares of Class C Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class C Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

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If at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class C Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

If at any time on or after the issuance date of the Class C Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class C Preferred Stock.

Class D Convertible Preferred Stock

On March 11, 2021, the Company amended its Articles of Incorporation to designate 2,000 shares of undesignated preferred stock as Class D Preferred Stock, of which 2,000 shares were issued and outstanding as of June 30, 2021.

Below is a summary description of the material rights, designations and preferences of the Class D Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

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The Company has the right to redeem the Class D Preferred Stock, in accordance with the following schedule:

i.

If all of the Class D Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days’ written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class D Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class D Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class D Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share.

The Class D Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by $1.73.

From the date of issuance until the date when the Holder no longer holds any shares of Class D Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class D Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

If at any time the Company sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, the holders of the Preferred Stock shall not be entitled to such rights relating to the spin-off of non-core assets of the Company, even if the holders of common stock of the Company are entitled to such dividend. Upon a Subsequent Financing, a Holder of at least one hundred (100) shares of Class D Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

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If at any time on or after the issuance date of the Class D Preferred Stock, the Company proposes to file any Registration Statement with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement in connection with a merger or acquisition, then the Company shall offer to the Holders the opportunity to register the sale of such number of Preferred Stock as such Holders may request in writing.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class D Preferred Stock.

As of June 30, 2021, and December 31, 2020, a total of 39,995,000 and 39,998,500 shares of preferred stock remain undesignated and unissued, respectively.

Common Stock

As of June 30, 2021, and December 31, 2020, the Company’s authorized common stock was 5,000,000,000 shares, at $0.0001 par value per share, with 42,475,133 and 33,075,711 shares issued and outstanding, respectively.

Class C and D Preferred Stock Purchase Agreements.

On January 28, 2021, the Company entered into a purchase agreement with GHS whereby GHS agreed to purchase, in tranches, up to $1,000,000 in exchange for 1,010 shares of Class C Preferred Stock. GHS purchased 760 shares for $750,000 as of June 30, 2021.

On March 11, 2021, the Company entered into a purchase agreement with GHS whereby GHS agreed to purchase, in tranches, up to $2,000,000 in exchange for 2,000 shares of Class D Preferred Stock. On March 11, 2021 GHS purchased 500 shares for $500,000. On March 19, 2021, GHS purchased the second tranche of 500 shares of Class D Preferred Stock for $500,000. On March 26, 2021 GHS purchased the third tranche of 500 shares of Class D Preferred Stock for $500,000. On April 1, 2021, GHS purchased the fourth tranche of 500 shares of Class D Preferred Stock for $500,000.

Shares issued during the six months ended June 30, 2021

On January 7, 2021, the Company issued 66,667 shares of common stock to consultants for services with a fair value of $18,000, or $0.27 per share.

On January 26, 2021, the Company issued a total of 1,733,333 shares of common stock to UAHC and Iliad related to the convertible debt settlement agreement (See Note 4).

On February 8, 2021, the Company issued 333,333 shares of common stock for the conversion of Class A Preferred stock.

On March 27, 2021, the Company issued 168,350 shares of common stock for the $500,000 purchase consideration for 51% ownership in Box Pure Air (See Note 3).

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On April 2, 2021, the Company issued 1,744,343 shares of common stock in order to round up shares to the nearest round lot in connection with the reverse split.

On May 4, 2021, the Company issued 375,000 shares of common stock in exchange for conversion of preferred Class A Preferred Stock.

On May 26, 2021, the Company issued 66,667 shares of common stock to consultants for services with a fair value of $35,866, or $0.538 per share.

On June 18, 2021, the Company issued 1,868,853 shares of common stock to GHS in exchange for conversion of their preferred stock Class B Preferred Stock.

On June 24, 2021, the Company issued 1,375,000 shares of common stock each (for a total of 2,750,000) to two directors in exchange for conversion of their Class A Preferred Stock, and 2,461,715 shares of Class A Preferred Stock were cancelled.

On June 30, 2021, the Company issued 292,875 shares of common stock in exchange for conversion of Class A Preferred Stock.

NOTE 7 - RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

As of June 30, 2021 and December 31, 2020, a total of $240,750 and $1,005,230, respectively, was accrued for unpaid officer wages due the Company’s CEO, CFO and President under their respective employment agreements.

Other

On May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gregory Lambrecht. Pursuant to the Separation Agreement Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company. The Company agreed to pay Mr. Lambrecht $764,480.00 due in unpaid accrued compensation and $606,371.63 in indebtedness plus accrued interest through the date of the Agreement (the “Accrued Debt”) as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of Common Stock (with standard restrictive legend) valued at $0.75 per share, equaling $272,240.00 (the “Shares”), (ii) the Company agreed to pay Mr. Lambrecht $250,000.00 within two business days of the date of the Separation Agreement, and (iii) the remaining amount of Accrued Debt of $848,612.00 will be satisfied through the issuance by the Company of a promissory note (the “Note”). The Note provides for ten percent (10%) per annum interest commencing as of August 1, 2021. The monthly payment amount of principal and interest shall be $21,522.98, with the first payment of $21,522.98 due September 1, 2021, and a final payment amount of $21,523.20 due on August 1, 2025.

On April 26, 2021, the Company completed a debt reduction through the sale of Jacksam Corporation owned by the Company with Greg Lambrecht, CEO, resulting in the decrease of $547,010.37 in current liabilities. No gain or losses were incurred with this debt settlement.

On May 24, 2021, the Seller Note related to the EnergyWyze acquisition was paid in full in exchange for loan sellers pursuant to the terms and conditions in the asset purchase and operating agreement.

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NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation

On July 9, 2021 the Company and Direct Solar America served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (against Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz (against Mr. Diaz).

Also on July 9, 2021 the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company alleging, amongst other things: fraud, interference, breach of fiduciary duty, and breach of contract (“Diaz Complaint”).

On August 6, 2021, the Company obtained a Preliminary Injunction against Pablo Diaz Curiel and Kjelsey Johnson enjoining them from using any information specific to Direct Solar America that was the subject of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson. This includes among other things 1) any specific customer information; 2) price lists; 3) accounts; 4) web pages; and 5) similar specifically identifiable property. The Preliminary Injunction further prohibits Mr. Diaz and Ms. Johnson from reselling, disclosing or otherwise using Direct Solar America trademarks, client lists or other proprietary data.

On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter, and requiring them to refile their Complaint as a counterclaim.

Equity Incentive Plan

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”) to provide additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. As of the date of this report the Company has not issued any awards under the Plan.

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NOTE 9 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Six Months Ended June 30,	Six Months Ended June 30,
	2021	2020

Revenue by product/service lines:

Retail	$253,250	$34,362
Distribution	13,904	95,693
Services	426,681	1,340,444
Total	$693,835	$1,470,499

Revenue by subsidiary:

Singlepoint (parent company)	$19,363	$127,865
Direct Solar America	389,081	1,318,184
DIGS	30,693	24,450
Energy Wyze	37,600	-
Box Pure Air	217,098	-
Total	$693,835	$1,470,499

No customer comprised more than 10% of the Company’s revenue for six months ended June 30, 2021 or 2020.

NOTE 10 - SUBSEQUENT EVENTS

Note Purchase Agreement

On July 13, 2021 the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum, and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note is a long term liability and not convertible into any securities of the Company.

Warrant Settlement

In July 2021 the Company entered into agreements with two entities relating to prior notes held by such entities. These agreements provide for the cancellation of all of the warrants and the Company issued an aggregate of 5,700,000 shares of common stock of the Company.

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SINGLEPOINT INC.

Up to 14,500,000 Shares of
Common Stock

PROSPECTUS

October 22, 2021